2001 South Bell Street (Rendering)

JBG SMITH

QUARTERLY INVESTOR PACKAGE | Q2 2021

Quarterly Investor Package

JBGS Divider

2000 South Bell Street (Rendering)

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS
SECTION ONE

Q2 2021 EARNINGS RELEASE
SECTION TWO

Q2 2021 SUPPLEMENTAL INFORMATION
SECTION THREE

Management Letter

August 3, 2021

To Our Fellow Shareholders:

The pandemic continues to evolve daily, and while we are optimistic about the future, given the rapid rise of new COVID-19 infections and the prevalence of new variants, uncertainty and unpredictably persist. Fortunately, the DC metro area is approximately 60% fully vaccinated, and market fundamentals have improved significantly in the past few months. Most important, the demand tailwinds driving our performance have only strengthened, and our long-term growth trajectory remains very much on track.

Amazon’s accelerated hiring pace continues to be a significant growth catalyst in National Landing. To date, Amazon has made great strides on the job creation front in National Landing, hiring over 1,600 employees, and is on track to surpass its minimum commitment to the Commonwealth of Virginia of 3,544 new hires by year end 2021. We believe this robust hiring, coupled with Amazon’s recently announced return-to-work plan, which requires that all corporate employees be physically present in the office at least three days per week for 11 months of the year, bodes very well for the continued growth of National Landing. To accommodate this surge in hiring, in the second quarter, Amazon leased 167,000 square feet of additional short-term space in National Landing, bringing the total existing office space leased from JBG SMITH to 1.0 million square feet. This reflects not only their strong hiring pace, but also our expectation that they will occupy a combination of both owned and leased space as HQ2 continues to grow. We remain on pace with the under-construction 2.1 million square foot Metropolitan Park and continue to advance the entitlements of the planned Pen Place, which includes the iconic Helix building.

Virginia Tech continues to expand its commitment in National Landing, partnering with aircraft manufacturer Boeing, which has committed to provide Virginia Tech with $50 million to support the $1 billion Innovation Campus. Virginia Tech expects to commence in-person instruction in National Landing in the fall, which we believe will cement the Innovation Campus as a talent incubator for corporations looking to relocate to the submarket.

Fundamentals continue to improve within our commercial and multifamily portfolios. Tour activity in our commercial portfolio over the past several months has ranged from 50 to 75% of pre-pandemic levels, and we leased more space in June than in any month since the start of the pandemic, both strong indicators that the market is finally making a comeback. Asking rents in our multifamily portfolio have almost fully recovered, now only 2% below March 2020 levels.

Year-to-date we have commenced marketing over $400 million of non-core assets, and plan to launch additional assets for sale in the coming months. We are beginning to see early indications that the capital markets are open for business, with private institutions representing a new and significant driver of available capital. This should ultimately support asset values, but it’s still too early to tell where pricing will land.

100% of our 5.0 million square foot Near-Term Development Pipeline is either fully entitled or has been submitted for final entitlements. During the second quarter, we secured final entitlements for two multifamily buildings in National Landing, 2000 and 2001 South Bell Street. With these approvals, approximately 45% of our

5.0 million square foot Near-Term Development Pipeline is fully entitled, with the remaining 55% expected to receive final entitlement approval by the end of next year.

We partnered with AT&T and Arlington County to make National Landing the nation’s first 5G Smart City at scale. As a follow-on to our acquisition of CBRS spectrum licenses, the agreements we signed with AT&T and Arlington County are the first of several we plan to execute as part of our larger initiative to cement National Landing as one of the nation’s premier innovation districts with world-class tech infrastructure, corporate, and educational anchors. These initiatives are key differentiators that make National Landing a top contender for relocation of technology companies and other businesses, paving the way for substantial growth and superior tenant retention for years to come.

We provide more detail on each of these growth drivers below in our Q2 2021 and Recent Highlights section. We also encourage you to read our updated JBG SMITH Overview section.

JBG SMITH Overview

We own and operate urban mixed-use properties concentrated in what we believe are the highest growth submarkets of the historically recession-resilient Washington, DC metro area.

Our concentration in these submarkets, our substantial portfolio of operating and development opportunities, and our market-leading platform position us to capitalize on the significant growth anticipated in our target submarkets.

>50% of our holdings are in the National Landing submarket in Northern Virginia, directly across the Potomac River from Washington, DC, where Amazon’s new headquarters and Virginia Tech’s planned new $1 billion Innovation Campus are located.

The Commonwealth of Virginia has incentivized Amazon to bring up to 38,000 new jobs to National Landing, which, based on data from the National Landing Business Improvement District, would increase the daytime population in the submarket from approximately 50,000 people today to nearly 90,000 people in the future, representing dramatic growth of more than 70%. Amazon has publicly indicated its intention to bring people back to the office and recently announced its return-to-work plan, requiring all corporate employees be physically present in the office at least three days per week for 11 months of the year. In Seattle, where Amazon’s first headquarters is located, approximately 20% of Amazon’s employees have elected to live within walking or biking distance to work, and Amazon recently announced $350 monthly stipends for employees who bike to HQ2. Using Amazon’s Seattle employee patterns and preferences as a proxy for behaviors that might be expected at HQ2, 20% of employees, or up to 7,600 Amazonians, could be expected to live within the National Landing submarket. This potential influx of demand for additional multifamily units aligns well with our plans to deliver new multifamily supply to the submarket. In addition to the 808-units at 1900 Crystal Drive currently under construction, we have the potential to develop as many as 2,545 new multifamily units within our Near-Term Development Pipeline in National Landing.

While we control 77% of the existing office supply and 79% of the unencumbered development density in National Landing, the balance of our portfolio is concentrated in what we believe are the highest growth submarkets in the Washington, DC metro region, the majority of which are within a 20-minute commute of the growing technology ecosystem in National Landing.

We believe the strong technology sector tailwinds created by Amazon, the Virginia Tech Innovation Campus, and our National Landing Smart City initiative, including our recently announced 5G rollout and other connectivity enhancements with best-in-class partners, will drive substantial long-term NAV per share growth.

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Our successful track record and well-established platform position us to maximize the value of our Development Pipeline and to access attractively priced capital through opportunistic land sales, ground leases, and/or recapitalizations with private investors.

As of the second quarter, we had one asset under construction – 1900 Crystal Drive, an 808-unit multifamily property located in the heart of National Landing. Upon stabilization, we expect this asset to generate approximately $23 million of annualized NOI, representing a 5.8% yield on cost. Since our formation in 2017, we have successfully delivered 2.8 million square feet of mixed-use development, with an estimated stabilized yield of 6.5% for multifamily assets and 7.0% for commercial assets.

Over the past year, we advanced the design and entitlement of approximately 75% of our Development Pipeline, of which 60% is in National Landing. Our 14.9 million square foot Development Pipeline, of which 73% is multifamily, includes both a 5.0 million square foot Near-Term Development Pipeline and a 9.9 million square foot Future Development Pipeline. Our Near-Term Development Pipeline comprises the most accretive and strategic development opportunities in our growth pipeline – those which have the potential to commence construction over the next 36 months, subject to receipt of final entitlements, completion of design, and market conditions. For assets in our Future Development Pipeline, we are actively advancing entitlement and design to bring these assets to a shovel-ready condition. We believe that advancing entitlement and design of these assets is the best way to maximize optionality and value, either through internal development, land sales, ground lease structures, and/or recapitalizations with third-party capital.

Our capital allocation strategy will shift our portfolio to majority multifamily.

We expect our shift to majority multifamily to occur through a combination of investing in multifamily assets and divesting of non-core office assets. In addition to the sale of $1.6 billion of non-core, primarily office assets since our formation in 2017, we intend to opportunistically sell at least another $1.5 billion of non-core assets, including office assets outside of National Landing as well as land sites, where ground lease or joint venture execution may represent the clearest path to maximizing value.

Q2 2021 and Recent Highlights

Development Pipeline

100% of our 5.0 million square foot Near-Term Development Pipeline is either fully entitled or has been submitted for final entitlements. We have successfully entitled approximately 45% of our Near-Term Development Pipeline, including 2000 and 2001 South Bell Street in National Landing which received final entitlement approvals in May. The design calls for 785 multifamily units across two buildings, with more than 29,000 square feet of ground floor retail, totaling approximately 718,000 square feet of new development. The planned buildings, which will include panoramic views of National Landing and the Washington DC monumental skyline, are located just one block from vibrant, new dining and retail amenities along Crystal Drive, the current Metro entrance, a planned new regional rail (VRE) station, and the planned pedestrian bridge to Reagan National Airport. Upon completion of final building designs, and subject to market conditions, we believe that these assets will be ready to commence construction as soon as the beginning of 2022.

We expect the remaining 55% of our Near-Term Development Pipeline to receive final entitlement approval by the end of next year. This includes approximately 1,525 multifamily units at 223 23rd Street and 2250 Crystal Drive located less than a half mile from Amazon HQ2, which we submitted for final entitlement in July. These opportunities will be subject to the same capital allocation discipline governing all of our new investment, including

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diligently tracking construction pricing and closely monitoring market conditions to determine the optimal timeline for future construction starts.

Smart City Initiative

The arrival of Amazon’s new headquarters and the Virginia Tech Innovation Campus validate National Landing within the DC region as an ideal location for innovative companies, and we have been focused on further enhancing the submarket’s appeal to other high-growth organizations. Through our active tenant-cultivation efforts, our team conducted a deep dive into the priorities of high-tech tenants and found that, second only to talent, these organizations prioritize access to robust, reliable connectivity when making their real estate decisions. Our control of most of the real estate in National Landing allows JBG SMITH to serve as a “digital placemaker” – making investments to bring world-class digital infrastructure and service providers to the market. As a result, we are pursuing investments that enable the rapid deployment of next-generation digital infrastructure such as dense, redundant, and secure fiber networks, edge data centers, world-class 5G connectivity, and next-generation private networks, all delivered by best-in-class service providers.

We recently advanced this digital placemaking strategy through agreements with AT&T and Arlington County. In July, we entered into a letter of intent with AT&T to deploy in National Landing one of the most robust 5G wireless network infrastructures of any urban environment. The plan, which is expected to be economically accretive to both JBG SMITH and AT&T, features a 5G network spread across National Landing, powered by AT&T, with a combination of mmWave and sub-6 5G spectrum, enabled by a series of building side-mounts, street furniture, and underground network infrastructure controlled by JBG SMITH. While AT&T occupies an important role as a lead carrier, we believe this will be the first of many agreements with telecom and technology partners in National Landing. Following closely behind the AT&T LOI, we signed an agreement with Arlington County that provides JBG SMITH access to existing Arlington County-owned dark fiber and conduit assets in National Landing with the goal of advancing the rollout of the innovation district. The fiber and conduit are important components of the enhanced fiber network that we are building in National Landing to serve our tenants, and they also enable an expansive 5G wireless rollout. This agreement significantly accelerates and de-risks both of those goals. As part of this agreement, we have also strengthened our ties with Arlington Economic Development and will be jointly pursuing the kinds of high-growth, innovative tenants to whom these kinds of technology investments are particularly meaningful.

Financial and Operating Metrics

For the three months ended June 30, 2021, we reported a net loss attributable to common shareholders of $3.0 million or $0.03 per share and Core FFO attributable to common shareholders of $44.8 million or $0.34 per share. Same Store NOI for the quarter increased 0.4% year-over-year to $76.5 million. The increase is largely attributable to lower reserves and rent deferrals, partially offset by lower occupancy in our commercial portfolio and lower rents and higher concessions in our multifamily portfolio. Our operating portfolio ended the quarter at 87.7% leased and 85.0% occupied. For second generation leases, the rental rate mark-to-market was 2.1%. As we have mentioned before, our mark-to-market will vary from quarter to quarter depending on the leases signed. Rent collections across our portfolio remain stable and in line with prior quarters, and, accordingly, we have removed the detailed disclosures within our earnings release. To the extent there is a material change in our rent collections, we will reintroduce updates as necessary.

As of June 30, 2021, our Net Debt/Total Enterprise Value was 32.1%. While our Net Debt/Annualized Adjusted EBITDA was 7.6x in the second quarter, this multiple remains higher than historical levels primarily due to the impact of COVID-19 on certain income streams, as detailed in our earnings release. We also believe our leverage

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levels will continue to be elevated in the short-term given the pandemic’s impact on these income streams. As income streams improve with an economic recovery, and our newly delivered assets lease-up and stabilize, we expect our leverage metrics to decrease, potentially offset by increases during active development.

Operating Portfolio

Office Trends

As vaccinations reached critical mass in the DC metro area and the region began to re-open, tour activity resumed in earnest – a trend we’ve seen not only in our own portfolio, but also in the market as a whole. JLL data shows that tour activity in the second quarter was more than 5x that of the second quarter last year. Internal leasing and external brokerage reports also show a significant uptick in leasing activity as this touring translates into leases. Additionally, in Northern Virginia where leasing has been flat through the second quarter, JLL points to several government contractor renewals as a positive while other brokerage firms like CBRE, report a significant uptick in leasing activity. While metrics typically vary between brokerage firms based on the portfolios surveyed and research methodologies employed, the overarching sentiment on leading demand indicators in the market is positive among most large brokerages’ published reports. Despite the positive sentiment around leading indicators, market fundamentals remained particularly challenged. For the second quarter, JLL reported negative 1.6 million square feet of absorption across the metro area, bringing the year-to-date total to 5.8 million square feet of negative net absorption. While this report shows that the rate of loss is slowing, it still speaks to the degree of vacancy in the market (20.9%) and the long road to full recovery. DC and Virginia are both the primary drivers of negative absorption with Maryland essentially remaining stagnant. Older office in both DC and Virginia remains the primary driver of losses, with JLL attributing more than 90% of losses to Class B in DC proper. About one quarter of that Class B negative absorption in the District is attributable to the GSA, suggesting that while government contraction is an important factor, it is far from the only one impacting this segment of the market.

In our own portfolio, we are seeing several strong indicators that our tenants are committed to in-person occupancy: (i) strong leasing with 1.1 million square feet of leases executed year-to-date, including 764,000 square feet of renewals; (ii) lease terms have predominately ranged between 5 and 7 years, with some deals in the 10- to 15-year range; and (iii) we have a number of leases executed where tenants not only renewed their lease, but expanded their footprints, including a lease signed with an existing government contractor that renewed its lease of approximately 25,000 square feet and simultaneously expanded by approximately 18,000 square feet for a 43,000 square foot total commitment. While leasing has rebounded, occupancy in our in-service commercial portfolio declined by 250 bps quarter-over-quarter due to known move-outs. Parking income remains below pre-pandemic levels although we are starting to see a steady increase in our daily physical occupancy levels, per Kastle Systems data. That same data shows that physical occupancy across the entire Washington, DC metro increased from just over 22% last quarter to 27.4% today, continuing to fare better than other gateway markets like New York and San Francisco at 21.9% and 19.3%, respectively.

Ultimately, these are all positive early indicators of some return to normalcy, but we remain cautious about the medium-term implications for office. Vacancy is still at record highs across the region and, as the physical occupancy data shows, most companies are still not back in the office. While most large private tenants have at least maintained their footprints, it’s unclear what impact hybrid work will have on space utilization and, ultimately, demand. Although some small companies who shed space during the pandemic may return to the office market, large companies may choose to contract or grow at a slower rate. This could lead to a slow climb out of the vacancy hole facing our market and further widen the pre-COVID-19 disparity between “have” and “have not” office markets and buildings. Ultimately, it will take more time to fully understand how the pandemic, and the changes it has brought, will impact the future of the office market.

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Multifamily Trends

Our multifamily portfolio performance continues to improve. Following a return to pre-pandemic occupancy levels in the first quarter, we saw a significant rebound in asking rents in the second quarter. Our in-service portfolio ended the quarter at 89.8% occupied, up over 140 basis points quarter-over-quarter, and 95.0% leased. Our new in-service multifamily assets (West Half, 901 W Street, and 900 W Street) ended the quarter at 74.2% occupied and 83.5% leased, versus 49.0% occupied and 61.3% leased in the prior quarter. Additionally, 8001 Woodmont (formerly known as 7900 Wisconsin Avenue) was moved into our Recently Delivered multifamily portfolio. After declining 15% from March 2020 to December 2020, our portfolio asking rents almost fully recovered and are now only 2% below pre-pandemic levels. We expect this recovery to continue into the fall as we are beginning to see a return to the urban environment by students and urban professionals in anticipation of return to campus and work post-Labor Day. Pandemic-driven concession packages continue to burn-off but vary submarket-to-submarket and, on average, remain elevated compared to pre-pandemic levels.

Like in our own portfolio, multifamily fundamentals improved in both DC and other gateway markets from 2Q 2020 to 2Q 2021. Metro-wide data from Apartment List shows that DC saw slightly higher rent growth of 2.0% than the 1.6%, on average, for New York, San Francisco, and Boston. DC saw a smaller increase in occupancy (2.3%) than those other markets did on average (3.5%) because occupancy levels during the pandemic did not dip as low in DC as they did in New York, San Francisco, and Boston, on average. At the end of 2Q 2021, Apartment List reported that DC and other gateway markets are hovering around 95% occupancy and are well-positioned for continued rent growth throughout the year as multifamily demand returns.

An increasingly positive outlook for multifamily demand and a re-start of projects put on hold during the pandemic has resulted in continued new construction starts through the second quarter according to data from CoStar and UrbanTurf. The same sources suggest that roughly 6,000 units have begun construction year-to-date through June in submarkets that we track. Almost three quarters of these units got underway in the first quarter, likely reflecting the pent-up demand for new construction starts from 2020 rather than a sustained period of new construction starts. While this is approximately double the level of starts we saw in the depth of the pandemic, we still estimate these starts, combined with projects already under construction, should result in deliveries of approximately 5,800 units per year on average from 2021 through 2023. This is far less than the more than 9,000 units that delivered, on average, every year from 2010 through 2019, and less than half of the peak we saw in 2014. Coupled with what seems like a renewed level of demand, we believe that the outlook for multifamily in our region remains favorable.

Retail Trends

With capacity restrictions lifted across our markets, and with life returning to normal, 95% of our current retail tenants are now open for business. Additionally, improved demand continues to boost retail sales volumes, with retailers who do provide sales data reporting sales volumes at approximately 80% of pre-pandemic levels on average. While the pandemic took its toll on certain operators, those that survived are back in full force and looking for opportunities to capitalize on ‘pent up’ demand. We have seen this in National Landing where, during the second quarter, we witnessed a continued resurgence in retail leasing activity with tour volume up almost 35% quarter-over-quarter.

We continue to make progress on our overall retail placemaking in National Landing. Our Crystal Drive retail repositioning, a project largely constructed and leased during the pandemic, is now 100% leased or committed with several tenants open for business. Additionally, in March, we received site plan approval for the redevelopment of the Water Park, an outdoor park where we intend to add several restaurant kiosks incubated by local small

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businesses. Lastly, we continue to advance our Dining in the Park project – a unique, urban indoor/outdoor dining experience located immediately adjacent to the planned National Landing rail station and pedestrian bridge to Reagan National Airport. We view all these projects as important investments in our broader submarket repositioning strategy, serving as the foundation of anchor amenities from which future phases of placemaking development will emanate across the submarket. When combined with JBG SMITH’s and Amazon’s other planned retail deliveries in the submarket, the square footage of street-level retail in our National Landing portfolio will have approximately tripled.

Capital Allocation

Year-to-date, we have commenced marketing over $400 million of non-core assets. These primarily include non-core office assets outside of National Landing as well as select land assets where ground lease or joint venture execution may represent the clearest path to maximizing value. As we continue our price discovery, we believe that today’s expanded availability of debt capital, attractive financing costs, and depth of dry powder in private investment vehicles will ultimately drive robust pricing for our office asset sales. While we intend to pursue these recycling opportunities aggressively, we are fortunate that we have the balance sheet strength to be opportunistic, and only transact if and when we can source capital at attractive levels.

Additionally, to fulfill any like-kind exchange needs, such as the sale of the Pen Place land to Amazon, we continue to evaluate high-growth multifamily investment opportunities in target submarkets in which we are already concentrated and see strong rent growth potential.

While we anticipate the trade from office into multifamily will result in lower initial NOI and Adjusted EBITDA yields, after accounting for capital expenditures and leasing costs, we expect “economic” NOI and FAD yields to be neutral to positive. Over the medium to long term, as we transition into less capital intensive and higher growth multifamily, we expect both higher economic NOI and FAD as well as higher stabilized NOI and Adjusted EBITDA yields. As a point of comparison, our $1.6 billion of dispositions since our formation in 2017 would have generated a 3.5 - 4% average yield when factoring in go-forward estimates of capital needs, downtime, and carry costs on land. Even if we experience a correction in pricing, we feel confident that we will be able to replicate equivalent or higher long-term yields through a combination of acquiring and developing multifamily assets with greater durability and growth, as well as lower capital reinvestment needs. Additionally, as we trade out of land holdings that generate negative income, due to tax carry, we would expect to achieve immediate accretion upon trading into income producing multifamily acquisitions.

Environmental, Social, and Governance

In May, we released our environmental, social, and governance (ESG) report highlighting our accomplishments, key performance metrics, and our ESG management strategy. We believe that strong environmental sustainability, social responsibility, and corporate governance practices are essential to maximizing long-term NAV per share. We encourage you to access our annual sustainability report by visiting our website at https://www.jbgsmith.com/about/sustainability.

Additionally, in early July, we launched our inaugural Diversity & Inclusion (D&I) report, highlighting our comprehensive, multi-year D&I strategy, along with our accomplishments and milestones reached through year end 2020, a year marked by heightened racial tensions. We successfully formalized our commitment to diversity, equity, and inclusion and took pivotal steps toward building a more diverse and inclusive workplace – an issue of utmost importance to our employees, customers, investors, and the communities we serve. You can access this report by visiting our website at https://www.jbgsmith.com/about/diversity-inclusion.

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And finally, in May, our Board of Trustees appointed Robert Stewart as Chairman of our Board. Mr. Stewart has a deep familiarity with JBG SMITH’s portfolio and operations, as well as extensive experience in all facets of commercial and residential real estate investment, development, and operations. He served as Executive Vice Chairman of our Board from the formation transaction through July 2020 and served as part of the leadership team of The JBG Companies after joining the firm in 1988. While Steven Roth stepped down from our Board, his 48 years of experience in commercial real estate, as well as his deep familiarity with the assets contributed by Vornado Realty Trust in connection with the formation of JBG SMITH, make him an invaluable resource. We look forward to Mr. Roth’s continued counsel as our Chairman Emeritus.

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While we see rays of sunshine on the horizon, we are keeping our foul weather gear on for the moment. Vaccination rates, return-to-the-office plans and market fundamentals suggest that a strong recovery is under way, and we believe we are well-positioned to thrive as it unfolds. On the other hand, new variants, increasing cases and the re-imposition of certain safety protocols demand caution in our optimism and a continuation of careful and conservative planning in how we manage our way through the next phase of the pandemic. Whatever this next chapter has in store, we remain laser focused on capitalizing on the strong demand tailwinds of Amazon’s HQ2, the Virginia Tech Innovation Campus and the deployment of 5G and our Smart City plan in National Landing. The course we have charted withstood the last 18 months of this pandemic, and we are highly confident that it will position us to deliver strong NAV growth in the years ahead. Our team remains resilient, ready, focused and, as always, appreciative for your continued trust and confidence.

Thank you and stay healthy,

W. Matthew Kelly

Chief Executive Officer

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Q2 2021 EARNINGS RELEASE

SECTION TWO

1900 Crystal Drive (North Tower in Foreground – Rendering)

Section Two – Earnings Release

FOR IMMEDIATE RELEASE

Earnings Release

CONTACT

Barbat Rodgers

Senior Vice President, Investor Relations

(240) 333-3805

brodgers@jbgsmith.com

JBG SMITH ANNOUNCES SECOND QUARTER 2021 RESULTS

Bethesda, MD (August 3, 2021) - JBG SMITH (NYSE: JBGS), a leading owner and developer of high-growth, mixed-use properties in the Washington, DC market, today filed its Form 10-Q for the quarter ended June 30, 2021 and reported its financial results.

Additional information regarding our results of operations, properties and tenants can be found in our Second Quarter 2021 Investor Package and Investor Presentation, which are posted in the Investor Relations section of our website at www.jbgsmith.com. We encourage investors to consider the information presented here with the information in those documents.

Second Quarter 2021 Highlights

●	For the three months ended June 30, 2021, net loss attributable to common shareholders of $0.03 per diluted share, Funds From Operations ("FFO") attributable to common shareholders of $0.29 per diluted share and Core Funds From Operations ("Core FFO") attributable to common shareholders of $0.34 per diluted share.

SECOND QUARTER COMPARISON
in millions, except per share amounts	Three Months Ended		Three Months Ended
	June 30, 2021		June 30, 2020
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net loss	$(3.0)	$(0.03)	$(36.8)	$(0.28)
FFO	$37.9	$0.29	$23.7	$0.18
Core FFO	$44.8	$0.34	$34.1	$0.26

Note: All the above are attributable to common shareholders.

●	Annualized Net Operating Income ("NOI") for the three months ended June 30, 2021 was $330.7 million, compared to $322.2 million for the three months ended March 31, 2021, at our share.
●	Same Store Net Operating Income ("SSNOI") at our share increased 0.4% year-over-year to $76.5 million for the three months ended June 30, 2021.

o	The increase in SSNOI for the three months ended June 30, 2021 is largely attributable to lower reserves and rent deferrals, partially offset by lower occupancy in our commercial portfolio, and lower rents and higher concessions in our multifamily portfolio.
●	SSNOI at our share decreased 4.6% year-over-year to $152.2 million for the six months ended June 30, 2021.
o	We believe the decrease in SSNOI for the six months ended June 30, 2021 was substantially attributable to the COVID-19 pandemic, which commenced at the end of the first quarter of 2020, including (i) higher concessions, lower rents and higher operating costs in our multifamily portfolio and (ii) lower occupancy and a decline in parking revenue in our commercial portfolio. These declines were partially offset by the burn-off of rent abatement, a decrease in reserves and rent deferrals, and a decrease in cleaning expenses across our commercial portfolio.
●	NOI for our operating portfolio increased 9.7% year-over-year to $83.0 million, and Adjusted EBITDA increased 21.8% year-over-year to $70.8 million for the three months ended June 30, 2021.
o	We believe our financial results were negatively impacted by the COVID-19 pandemic and will continue to be in the short-term given the pandemic’s impact on certain income streams.
◾	We have entered into or are negotiating agreements with certain tenants, many of which have been placed on the cash basis of accounting, resulting in the reserve, deferral to future periods, or abatement of $2.5 million of rent that had been contractually due in the second quarter of 2021. Revenue related to these executed or pending rent deferrals is not included in our second quarter NOI, Adjusted EBITDA or Core FFO. With 95% of our retail tenants now open for business, we expect the need to enter into additional deferrals to decrease as we enter the fall, unless new restrictions are imposed.
◾	Although parking revenue remained relatively flat during the three months ended June 30, 2021 as compared to the same period in 2020, parking revenue in our commercial portfolio was approximately 50% of pre-pandemic levels of approximately $30 million annually.
◾	SSNOI for our multifamily portfolio remained depressed compared to Q2 2020. However, we continued to see an improvement in fundamentals, with the in-service portfolio increasing to 95.0% leased and asking rents almost fully recovered, ending the quarter only 2.0% below March 2020 rents.

Operating Portfolio

●	The operating commercial portfolio was 85.9% leased and 84.4% occupied as of June 30, 2021, compared to 87.3% and 86.9% as of March 31, 2021, at our share.
●	The operating multifamily portfolio was 91.6% leased and 86.3% occupied as of June 30, 2021, compared to 91.0% and 85.9% as of March 31, 2021, at our share. Our operating in-service multifamily portfolio was 95.0% leased and 89.8% occupied as of June 30, 2021, compared to 92.3% and 88.4% as of March 31, 2021, at our share.
●	Executed approximately 715,000 square feet of office leases at our share during the three months ended June 30, 2021, comprising approximately 118,000 square feet of new leases and approximately 597,000 square feet of second-generation leases, which generated a 1.3% rental rate increase on a GAAP basis and a 2.1% rental rate increase on a cash basis.
●	Executed approximately 1.1 million square feet of office leases at our share during the six months ended June 30, 2021, comprising approximately 142,000 square feet of new leases and approximately 917,000 square feet of second-generation leases, which generated a 3.8% rental rate increase on a GAAP basis and a 0.3% rental rate increase on a cash basis.

Development Portfolio

Under-Construction

●	As of June 30, 2021, we had one multifamily asset under construction consisting of 808 units at our share.
●	In the second quarter, 8001 Woodmont (formerly known as 7900 Wisconsin Avenue) was placed into the operating multifamily portfolio as recently delivered.

Near-Term Development Pipeline

●	As of June 30, 2021, we had 11 near-term development pipeline assets consisting of 5.0 million square feet of estimated potential development density at our share.

Future Development Pipeline

●	As of June 30, 2021, we had 26 future development pipeline assets consisting of 11.9 million square feet of estimated potential development density at our share, including the 2.1 million square feet held for sale to Amazon.com, Inc. ("Amazon").

Third-Party Asset Management and Real Estate Services Business

●	For the three months ended June 30, 2021, revenue from third-party real estate services, including reimbursements, was $26.7 million. Excluding reimbursements and service revenue from our interests in consolidated and unconsolidated real estate ventures, revenue from our third-party asset management and real estate services business was $14.1 million, primarily driven by $6.4 million of property and asset management fees, $4.4 million of development fees, $1.6 million of other service revenue and $1.4 million of leasing fees.

Balance Sheet

●	As of June 30, 2021, our total enterprise value was approximately $6.7 billion, comprising 145.1 million common shares and units valued at $4.6 billion, and debt (net of premium / (discount) and deferred financing costs) at our share of $2.4 billion, less cash and cash equivalents at our share of $217.5 million.
●	As of June 30, 2021, we had $201.2 million of cash and cash equivalents ($217.5 million of cash and cash equivalents at our share), and $998.5 million of capacity under our credit facility.
●	Net debt to annualized Adjusted EBITDA at our share for the three months ended June 30, 2021 was 7.6x and our net debt / total enterprise value was 32.1% as of June 30, 2021.

Investing and Financing Activities

●	As previously announced, in April, we entered into a real estate venture with an institutional investor advised by J.P. Morgan Global Alternatives to design, develop, manage and own approximately 2.0 million square feet of new mixed-use development (1.1 million square feet of office and 900,000 square feet of multifamily) located in Potomac Yard, the southern portion of National Landing. Our venture partner contributed a land site that is entitled for 1.3 million square feet of development it controlled at Potomac Yard Landbay F, while we contributed the adjacent land with over 700,000 square feet of estimated development capacity at Potomac Yard Landbay G. In addition to our 50.0% ownership in the venture, we will act as pre-developer, developer, property manager and leasing agent for all future commercial and residential properties on the site. As a result of this transaction, our at share ownership of development rights in Potomac Yard increased by over 285,000 square feet, increasing our economic ownership interest in this emerging-growth submarket to 79% of all unencumbered future development pipeline density. We recognized an $11.3 million gain on the land contributed to the real estate venture based on the cash received and the remeasurement of our retained interest in the asset.
●	In May 2021, we recognized an aggregate gain of $5.2 million from the sale of various assets by our unconsolidated real estate ventures.

Subsequent to June 30, 2021

●	In July 2021, we entered into a mortgage loan with a principal balance of $85.0 million, collateralized by 1225 S. Clark Street. The mortgage loan has a seven-year term and an interest rate of LIBOR plus 1.60% per annum.

Dividends

●	On July 29, 2021, our Board of Trustees declared a quarterly dividend of $0.225 per common share, payable on August 27, 2021 to shareholders of record as of August 13, 2021.

About JBG SMITH

JBG SMITH owns, operates, invests in and develops a dynamic portfolio of mixed-use properties in the high growth and high barrier-to-entry submarkets in and around Washington, DC. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Washington, DC metropolitan area. Over half of JBG SMITH’s holdings are in the National Landing submarket in Northern Virginia, where it serves as the exclusive developer for Amazon’s new headquarters, and where Virginia Tech’s planned new $1 billion Innovation Campus is located. JBG SMITH's portfolio currently comprises 17.2 million square feet of high-growth office, multifamily and retail assets at share, 98% of which are metro-served. It also maintains a development pipeline encompassing 17.0 million square feet of mixed-use development opportunities. For more information on JBG SMITH please visit www.jbgsmith.com.

Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties ("JBG SMITH", the "Company", "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximate", "hypothetical", "potential", "believes", "expects", "anticipates", "estimates", "intends", "plans", "would", "may" or similar expressions in this earnings release. One of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, and the ensuing economic turmoil on the Company, our financial condition, results of operations, cash flows, performance, our tenants, the real estate market, and the global economy and financial markets. The extent to which COVID-19 continues to impact us and our tenants depends on future developments, many of which are highly uncertain and cannot be predicted with confidence.

These developments include: the continued severity, duration, transmission rate and geographic spread of COVID-19 in the United States, the speed of the vaccine distribution, the effectiveness and willingness of people to take COVID-19 vaccines, the duration of associated immunity and vaccine efficacy against variants of COVID-19, the extent and effectiveness of other containment measures taken, and the response of the overall economy, the financial markets and the population, particularly in areas in which we operate, once the current containment measures are lifted and whether the residential market in the Washington, DC area and any of our properties will be materially impacted by the various moratoriums on residential evictions, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. We also note the following forward-looking statements: the impact of COVID-19 and the ensuing economic turmoil on our Company, NOI, SSNOI, net asset value, share price, occupancy rates, revenue from our multifamily and commercial portfolios, operating costs, deferrals of rent, uncollectable operating lease receivables, parking revenue, and burn-off of rent abatement; the impact of disruptions to the credit and capital markets on our ability to access capital, including refinancing maturing debt; changes to the amount and manner in which tenants use space; whether we incur additional costs or make additional concessions or offer other incentives to existing or prospective tenants to reconfigure space; whether the Washington, DC area will be more resilient than other parts of the country in any recession resulting from COVID-19; our annual dividend per share and dividend yield; annualized NOI; whether in the case of our under-construction and near-term development pipeline assets, estimated square feet, estimated number of units and in the case of our future development pipeline assets, estimated potential development density are accurate; expected key Amazon transaction terms and timeframes for closing any Amazon transactions not yet closed; planned infrastructure and educational improvements related to Amazon's additional headquarters and the Virginia Tech Innovation Campus; the economic impact, job growth, expansion of public transportation and related demand for multifamily and commercial properties of Amazon's additional headquarters on the DC area and National Landing and the speed with which such impact occurs and Amazon’s plans for accelerated hiring and in-person work requirements; the impact of our role as the exclusive developer, property manager and retail leasing agent in connection with Amazon's new headquarters; our development plans related to Amazon's additional headquarters; whether any of our tenants succeed in obtaining government assistance under the CARES Act and other programs and use any resulting proceeds to make lease payments owed to us; whether we can access agency debt secured by our currently unencumbered multifamily assets timely, on reasonable terms or at all; whether the delay in our planned 2020 discretionary operating asset capital expenditures had or will have any negative impact on our properties or our ability to generate revenue; and whether the allocation of capital to our share repurchase plan has any impact on our share price.

Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, including in relation to COVID-19, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-

looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Pro Rata Information

We present certain financial information and metrics in this release "at JBG SMITH Share," which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, "real estate ventures") as applied to these financial measures and metrics. Financial information "at JBG SMITH Share" is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset's financial information. "At JBG SMITH Share" information, which we also refer to as being "at share," "our pro rata share" or "our share," is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers' share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers' interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP "at JBG SMITH Share" financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Non-GAAP Financial Measures

This release includes non-GAAP financial measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH's management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH's financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this earnings release. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies. In addition to "at share" financial information, the following non-GAAP measures are included in this release:

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA and EBITDAre are used by management as supplemental operating performance measures, which we believe help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). EBITDAre is computed in accordance with the definition established by the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains and losses on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.

Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results.

Funds from Operations ("FFO"), "Core FFO" and Funds Available for Distribution ("FAD") are non-GAAP financial measures. FFO is computed in accordance with the definition established by NAREIT in the NAREIT FFO White Paper - 2018 Restatement. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures.

Core FFO represents FFO adjusted to exclude items (net of tax) which we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gains (or losses) on extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, amortization of the management contracts intangible and the mark-to-market of derivative instruments.

FAD represents Core FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption payments, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non-GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non-GAAP measures exclude real estate depreciation and amortization expense and other non-comparable income and expenses, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies.

"Net Debt" is a non-GAAP financial measurement. Net Debt represents our total consolidated and unconsolidated indebtedness less cash and cash equivalents at our share. Net Debt is an important component in the calculations of Net Debt to Annualized Adjusted EBITDA and Net Debt / total enterprise value. We believe that Net Debt is a meaningful non-GAAP financial measure useful to investors because we review Net Debt as part of the management of our overall financial flexibility, capital structure and leverage. We may utilize a considerable portion of our cash and cash equivalents at any given time for purposes other than debt reduction. In addition, cash and cash equivalents at our share may not be solely controlled by us. The deduction of cash and cash equivalents at our share from consolidated and unconsolidated indebtedness in the calculation of Net Debt, therefore, should not be understood to mean that it is available exclusively for debt reduction at any given time.

Net Operating Income ("NOI") and "Annualized NOI" are non-GAAP financial measures management uses to assess a segment's performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of Free Rent and payments associated with assumed lease liabilities) less operating expenses and ground rent, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and the amortization of acquired above-market leases and below-market ground lease intangibles. Management uses NOI as a supplemental performance measure of our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently. We believe to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended June 30, 2021 multiplied by four. Due to seasonality in the hospitality business, Annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of June 30, 2021. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the Annualized NOI shown will reflect our actual results of operations over any 12-month period.

"Non-Same Store" refers to all operating assets excluded from the same store pool.

"Same Store" refers to the pool of assets that were in-service for the entirety of both periods being compared, which excludes assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

Definitions

"GAAP" refers to accounting principles generally accepted in the United States of America.

"In-Service" refers to commercial or multifamily assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of June 30, 2021.

"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

in thousands	June 30, 2021	December 31, 2020

ASSETS
Real estate, at cost:
Land and improvements	$1,357,904	$1,391,472
Buildings and improvements	4,355,187	4,341,103
Construction in progress, including land	273,542	268,056
	5,986,633	6,000,631
Less accumulated depreciation	(1,297,406)	(1,232,690)
Real estate, net	4,689,227	4,767,941
Cash and cash equivalents	201,150	225,600
Restricted cash	37,543	37,736
Tenant and other receivables	43,724	55,903
Deferred rent receivable	182,565	170,547
Investments in unconsolidated real estate ventures	497,770	461,369
Other assets, net	282,356	286,575
Assets held for sale	73,876	73,876
TOTAL ASSETS	$6,008,211	$6,079,547

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$1,591,143	$1,593,738
Revolving credit facility	—	—
Unsecured term loans, net	398,322	397,979
Accounts payable and accrued expenses	99,310	103,102
Other liabilities, net	201,556	247,774
Total liabilities	2,290,331	2,342,593
Commitments and contingencies
Redeemable noncontrolling interests	544,639	530,748
Total equity	3,173,241	3,206,206
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,008,211	$6,079,547

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

in thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
REVENUE
Property rental	$122,819	$115,459	$245,060	$235,839
Third-party real estate services, including reimbursements	26,745	27,167	64,852	56,883
Other revenue	5,080	2,326	10,021	10,337
Total revenue	154,644	144,952	319,933	303,059
EXPENSES
Depreciation and amortization	56,678	52,616	121,404	101,105
Property operating	35,000	33,792	69,731	68,295
Real estate taxes	18,558	17,869	36,868	36,068
General and administrative:
Corporate and other	13,895	13,216	26,370	26,392
Third-party real estate services	25,557	29,239	54,493	58,053
Share-based compensation related to Formation Transaction and special equity awards	4,441	8,858	9,386	18,299
Transaction and Other Costs	2,270	1,372	5,960	6,681
Total expenses	156,399	156,962	324,212	314,893
OTHER INCOME (EXPENSE)
Income (loss) from unconsolidated real estate ventures, net	3,953	(13,485)	3,010	(16,177)
Interest and other income (loss), net	(38)	114	(29)	1,021
Interest expense	(16,773)	(15,770)	(33,069)	(27,775)
Gain on sale of real estate	11,290	—	11,290	59,477
Loss on extinguishment of debt	—	—	—	(33)
Total other income (expense)	(1,568)	(29,141)	(18,798)	16,513
INCOME (LOSS) BEFORE INCOME TAX (EXPENSE) BENEFIT	(3,323)	(41,151)	(23,077)	4,679
Income tax (expense) benefit	5	888	(4,310)	3,233
NET INCOME (LOSS)	(3,318)	(40,263)	(27,387)	7,912
Net (income) loss attributable to redeemable noncontrolling interests	345	3,483	2,575	(1,767)
Net loss attributable to noncontrolling interests	—	—	1,108	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,973)	$(36,780)	$(23,704)	$6,145
EARNINGS (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$(0.03)	$(0.28)	$(0.19)	$0.04
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	131,480	133,613	131,510	134,078

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

EBITDA, EBITDAre AND ADJUSTED EBITDA (NON-GAAP)

(Unaudited)

dollars in thousands	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$(3,318)		$(40,263)		$(27,387)		$7,912
Depreciation and amortization expense	56,678		52,616		121,404		101,105
Interest expense (1)	16,773		15,770		33,069		27,775
Income tax expense (benefit)	(5)		(888)		4,310		(3,233)
Unconsolidated real estate ventures allocated share of above adjustments	10,581		10,692		20,745		21,529
EBITDA attributable to noncontrolling interests	(41)		(6)		1,030		(3)
EBITDA	$80,668		$37,921		$153,171		$155,085
Gain on sale of real estate	(11,290)		—		(11,290)		(59,477)
(Gain) loss on sale of unconsolidated real estate assets	(5,189)		2,952		(5,189)		2,952
Impairment of investment in unconsolidated real estate venture (2)	—		6,522		—		6,522

EBITDAre	$64,189		$47,395		$136,692		$105,082
Transaction and Other Costs (3)	2,270		1,372		4,852		6,681
Loss on extinguishment of debt	—		—		—		33
Share-based compensation related to Formation Transaction and special equity awards	4,441		8,858		9,386		18,299
Earnings (losses) and distributions in excess of our investment in unconsolidated real estate venture	(92)		(245)		(422)		129
Unconsolidated real estate ventures allocated share of above adjustments	9		747		40		1,465

Adjusted EBITDA	$70,817		$58,127		$150,548		$131,689

Net Debt to Annualized Adjusted EBITDA (4)	7.6	x	8.1	x	7.2	x	7.2	x

					June 30, 2021		June 30, 2020
Net Debt (at JBG SMITH Share)
Consolidated indebtedness (5)					$1,979,494		$2,202,667
Unconsolidated indebtedness (5)					399,262		411,599
Total consolidated and unconsolidated indebtedness					2,378,756		2,614,266
Less: cash and cash equivalents					217,543		724,246
Net Debt (at JBG SMITH Share)					$2,161,213		$1,890,020

Note: All EBITDA measures as shown above are attributable to common limited partnership units ("OP Units").

(1)	Interest expense includes the amortization of deferred financing costs and the ineffective portion of any interest rate swaps or caps, net of capitalized interest.
(2)	During the second quarter of 2020, we determined that our investment in the venture that owned The Marriott Wardman Park hotel was impaired due to a decline in the fair value of the underlying asset and recorded an impairment loss of $6.5 million, which reduced the net book value of our investment to zero, and we suspended equity loss recognition for the venture after June 30, 2020. On October 1, 2020, we transferred our interest in this venture to our former venture partner.
(3)	Includes demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses. For the six months ended June 30, 2021, excludes $1.1 million of transaction costs attributable to noncontrolling interests. For the six months ended June 30, 2020, includes a charitable commitment of $4.0 million to the Washington Housing Conservancy, a non-profit that acquires and owns affordable workforce housing in the Washington, DC metropolitan area.
(4)	Calculated using the Net Debt below. Quarterly Adjusted EBITDA is annualized by multiplying by four. Adjusted EBITDA for the six months ended June 30, 2021 and 2020 is annualized by multiplying by two.
(5)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD (NON-GAAP)

(Unaudited)

in thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

FFO and Core FFO
Net income (loss) attributable to common shareholders	$(2,973)	$(36,780)	$(23,704)	$6,145
Net income (loss) attributable to redeemable noncontrolling interests	(345)	(3,483)	(2,575)	1,767
Net loss attributable to noncontrolling interests	—	—	(1,108)	—
Net income (loss)	(3,318)	(40,263)	(27,387)	7,912
Gain on sale of real estate	(11,290)	—	(11,290)	(59,477)
(Gain) loss on sale from unconsolidated real estate ventures	(5,189)	2,952	(5,189)	2,952
Real estate depreciation and amortization	54,475	49,924	116,975	95,586
Impairment of investment in unconsolidated real estate venture (1)	—	6,522	—	6,522
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	7,277	7,498	14,588	14,380
FFO attributable to noncontrolling interests	(41)	(6)	1,030	(3)
FFO Attributable to OP Units	$41,914	$26,627	$88,727	$67,872
FFO attributable to redeemable noncontrolling interests	(4,054)	(2,911)	(8,539)	(7,408)
FFO attributable to common shareholders	$37,860	$23,716	$80,188	$60,464

FFO attributable to OP Units	$41,914	$26,627	$88,727	$67,872
Transaction and Other Costs, net of tax (2)	2,241	1,212	4,793	6,378
(Gain) loss from mark-to-market on derivative instruments	46	17	(87)	(30)
Loss on extinguishment of debt	—	—	—	33
Earnings (losses) and distributions in excess of our investment in unconsolidated real estate venture	(92)	(245)	(422)	129
Share-based compensation related to Formation Transaction and special equity awards	4,441	8,858	9,386	18,299
Amortization of management contracts intangible, net of tax	1,073	1,073	2,145	2,216
Unconsolidated real estate ventures allocated share of above adjustments	6	727	(4)	1,903
Core FFO Attributable to OP Units	$49,629	$38,269	$104,538	$96,800
Core FFO attributable to redeemable noncontrolling interests	(4,800)	(4,184)	(10,060)	(10,566)
Core FFO attributable to common shareholders	$44,829	$34,085	$94,478	$86,234
FFO per common share - diluted	$0.29	$0.18	$0.61	$0.45
Core FFO per common share - diluted	$0.34	$0.26	$0.72	$0.64
Weighted average shares - diluted (FFO and Core FFO)	131,485	133,613	131,513	134,078

See footnotes on page 14.

FFO, CORE FFO AND FAD (NON-GAAP)

(Unaudited)

in thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

FAD
Core FFO attributable to OP Units	$49,629	$38,269	$104,538	$96,800
Recurring capital expenditures and second-generation tenant improvements and leasing commissions (3)	(12,226)	(12,889)	(22,657)	(22,694)
Straight-line and other rent adjustments (4)	(4,088)	(1,418)	(8,853)	(4,963)
Third-party lease liability assumption payments	(703)	(780)	(1,381)	(2,240)
Share-based compensation expense	9,045	11,757	17,115	19,487
Amortization of debt issuance costs	1,096	673	2,201	1,295
Unconsolidated real estate ventures allocated share of above adjustments	(1,333)	(695)	(2,659)	(2,193)
Non-real estate depreciation and amortization	727	1,215	1,477	2,469
FAD available to OP Units (A)	$42,147	$36,132	$89,781	$87,961
Distributions to common shareholders and unitholders (B)	$33,511	$33,970	$68,946	$67,981
FAD Payout Ratio (B÷A) (5)	79.5%	94.0%	76.8%	77.3%

Capital Expenditures
Maintenance and recurring capital expenditures	$4,376	$6,541	$8,302	$9,099
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	324	360	371	509
Second-generation tenant improvements and leasing commissions	7,454	5,613	13,518	12,556
Share of second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	72	375	466	530
Recurring capital expenditures and second-generation tenant improvements and leasing commissions	12,226	12,889	22,657	22,694
Non-recurring capital expenditures	4,352	6,240	7,188	12,427
Share of non-recurring capital expenditures from unconsolidated real estate ventures	56	238	107	340
First-generation tenant improvements and leasing commissions	1,703	11,853	2,538	23,700
Share of first-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	199	217	1,391	987
Non-recurring capital expenditures	6,310	18,548	11,224	37,454
Total JBG SMITH Share of Capital Expenditures	$18,536	$31,437	$33,881	$60,148

(1)	During the second quarter of 2020, we determined that our investment in the venture that owned The Marriott Wardman Park hotel was impaired due to a decline in the fair value of the underlying asset and recorded an impairment loss of $6.5 million, which reduced the net book value of our investment to zero, and we suspended equity loss recognition for the venture after June 30, 2020. On October 1, 2020, we transferred our interest in this venture to our former venture partner.
(2)	Includes demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses. For the six months ended June 30, 2021, excludes $1.1 million of transaction costs attributable to noncontrolling interests. For the six months ended June 30, 2020, includes a charitable commitment of $4.0 million to the Washington Housing Conservancy, a non-profit that acquires and owns affordable workforce housing in the Washington, DC metropolitan area.
(3)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(4)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(5)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

NOI RECONCILIATIONS (NON-GAAP)

(Unaudited)

dollars in thousands	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net income (loss) attributable to common shareholders	$(2,973)	$(36,780)	$(23,704)	$6,145
Add:
Depreciation and amortization expense	56,678	52,616	121,404	101,105
General and administrative expense:
Corporate and other	13,895	13,216	26,370	26,392
Third-party real estate services	25,557	29,239	54,493	58,053
Share-based compensation related to Formation Transaction and special equity awards	4,441	8,858	9,386	18,299
Transaction and Other Costs	2,270	1,372	5,960	6,681
Interest expense	16,773	15,770	33,069	27,775
Loss on extinguishment of debt	—	—	—	33
Income tax expense (benefit)	(5)	(888)	4,310	(3,233)
Net income (loss) attributable to redeemable noncontrolling interests	(345)	(3,483)	(2,575)	1,767
Net loss attributable to noncontrolling interests	—	—	(1,108)	—
Less:
Third-party real estate services, including reimbursements revenue	26,745	27,167	64,852	56,883
Other revenue	1,904	1,516	4,090	3,146
Income (loss) from unconsolidated real estate ventures, net	3,953	(13,485)	3,010	(16,177)
Interest and other income (loss), net	(38)	114	(29)	1,021
Gain on sale of real estate	11,290	—	11,290	59,477

Consolidated NOI	72,437	64,608	144,392	138,667
NOI attributable to unconsolidated real estate ventures at our share	8,109	7,495	15,613	16,073
Non-cash rent adjustments (1)	(4,088)	(1,419)	(8,853)	(4,964)
Other adjustments (2)	5,191	3,516	9,933	6,330
Total adjustments	9,212	9,592	16,693	17,439
NOI	$81,649	$74,200	$161,085	$156,106
Less: out-of-service NOI loss (3)	(1,329)	(1,475)	(2,619)	(2,857)
Operating Portfolio NOI	$82,978	$75,675	$163,704	$158,963
Non-Same Store NOI (4)	6,527	(440)	11,490	(567)
Same Store NOI (5)	$76,451	$76,115	$152,214	$159,530

Change in Same Store NOI	0.4%		(4.6)%
Number of properties in Same Store pool	56		56

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(3)	Includes the results of our Under-Construction assets, and Near-Term and Future Development Pipelines.
(4)	Includes the results of properties that were not In-Service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(5)	Includes the results of the properties that are owned, operated and In-Service for the entirety of both periods being compared.

Q2 2021 SUPPLEMENTAL INFORMATION

SECTION THREE

223 23rd Street(Rendering)

Dining in the Park (Rendering)

JBG SMITH

SUPPLEMENTAL INFORMATION | Q2 2021

SEP
TABLE OF CONTENTS	JUNE 30, 2021

DISCLOSURES	JUNE 30, 2021

Disclosures

Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results of JBG SMITH Properties ("JBG SMITH", the "Company", "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximate", "hypothetical", "potential", "believes", "expects", "anticipates", "estimates", "intends", "plans", "would", "may" or similar expressions in this Investor Package. One of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the adverse effect of the current pandemic of the novel coronavirus, or COVID-19, and the ensuing economic turmoil on the Company, our financial condition, results of operations, cash flows, performance, our tenants, the real estate market, and the global economy and financial markets. The extent to which COVID-19 continues to impact us and our tenants depends on future developments, many of which are highly uncertain and cannot be predicted with confidence. These developments include: the continued severity, duration, transmission rate and geographic spread of COVID-19 in the United States, the speed of the vaccine distribution, the effectiveness and willingness of people to take COVID-19 vaccines, the duration of associated immunity and vaccine efficacy against variants of COVID-19, the extent and effectiveness of other containment measures taken, and the response of the overall economy, the financial markets and the population, particularly in areas in which we operate, once the current containment measures are lifted and whether the residential market in the Washington, DC area and any of our properties will be materially impacted by the various moratoriums on residential evictions, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. We also note the following forward-looking statements: the impact of COVID-19 and the ensuing economic turmoil on our Company, Net Operating Income, Same Store Net Operating Income, net asset value, share price, liquidity, occupancy rates, property rental revenue, operating costs, deferrals of rent, uncollectable operating lease receivables, parking revenue, burn-off of rent abatement, construction costs, the timing of disposition of assets in the JBG Legacy Funds, demand for new office space and potential bias of multifamily leasing to renewals; the impact of disruptions to the credit and capital markets on our ability to access capital, including refinancing maturing debt; potential Net Operating Income growth and the assumptions on which such growth is premised, our estimated future leverage (Net Debt/Adjusted EBITDA and Net Debt/Total Enterprise Value) profile, the economic impact, job growth, expansion of public transportation and related demand for multifamily and commercial properties of Amazon.com, Inc.’s ("Amazon") additional headquarters on the Washington, DC metropolitan area and National Landing and the speed with which such impact occurs and Amazon’s plans for accelerated hiring and in-person work requirements; changes to the amount and manner in which tenants use space; whether we incur additional costs or make additional concessions or offer other incentives to existing or prospective tenants to reconfigure space; long-term trends in demand for housing (including multifamily) within major urban employment centers; whether the Washington, DC area will be more resilient than other parts of the country in any recession resulting from COVID-19; potential countercyclical growth caused by the concentration in the Washington, DC area of Amazon, the federal government, government contractors, and the Virginia Tech Innovation campus; whether we will be successful in negotiating definitive documentation with AT&T; the economic impact of DC's diversification into technology; our anticipated acquisitions and dispositions and the ability to identify associated like-kind exchanges; our annual dividend per share and dividend yield; annualized Net Operating Income; adjusted annualized Net Operating Income; expected key Amazon transaction terms and timeframes for closing any Amazon transactions not yet closed; planned infrastructure and educational improvements related to Amazon's additional headquarters; the impact of our role as the exclusive developer, property manager and retail leasing agent in connection with Amazon's new headquarters; our development plans related to Amazon's additional headquarters; the impact on our net asset value of the Amazon transactions; in the case of any further Amazon lease transactions and our new development opportunities in National Landing, the total square feet to be leased to Amazon and the expected net effective rent; the impact of increases in government spending on increases in agency and contractor spending locally; whether we can access agency debt secured by our currently unencumbered multifamily assets timely, on reasonable terms or at all; whether the delay in our planned 2020 discretionary operating asset capital expenditures will have any negative impact on our properties or our ability to generate revenue; whether the allocation of capital to our share repurchase plan has any impact on our share price; whether in the case of our Under-Construction and Near-Term Development Pipeline assets, estimated square feet, estimated number of units, estimated construction start, occupancy stabilization dates, the estimated completion date, estimated stabilization date, Estimated Incremental Investment, Estimated Total Investment, Projected NOI Yield, weighted average Projected NOI Yield, NOI yield or Estimated Total Project Cost, estimated total NOI weighted average completion date, weighted average stabilization date, intended type of asset use and potential tenants, and Estimated Stabilized NOI are accurate; whether our Under-Construction assets will deliver the Annualized NOI that we anticipate; long-term trends regarding teleworking; whether the federal government will increase local spending when controlled by a single party; and in the case of our Future Development Pipeline opportunities, estimated commercial SF/multifamily units to be replaced, estimated remaining acquisition cost, estimated capitalized cost, Estimated Total Investment, Estimated Potential Development Density and the potential for delays in the entitlement process.

Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, including in relation to COVID-19, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Cautionary Statement Concerning Forward-Looking

DISCLOSURES	JUNE 30, 2021

Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Organization and Basis of Presentation

JBG SMITH Properties ("JBG SMITH") was organized as a Maryland real estate investment trust ("REIT") for the purpose of receiving, via the spin-off on July 17, 2017 (the "Separation"), substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment. On July 18, 2017, JBG SMITH acquired the management business and certain assets and liabilities of The JBG Companies ("JBG") (the "Combination"). The Separation and the Combination are collectively referred to as the "Formation Transaction."

The information contained in this Investor Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America ("GAAP") and is unaudited information, unless otherwise indicated.

Pro Rata Information

We present certain financial information and metrics in this Investor Package "at JBG SMITH Share," which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, "real estate ventures") as applied to these financial measures and metrics. Financial information "at JBG SMITH Share" is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset's financial information. "At JBG SMITH Share" information, which we also refer to as being "at share," "our pro rata share" or "our share," is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers' share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers' interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP "at JBG SMITH Share" financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Definitions

See pages 50-54 for definitions of terms used in this Investor Package.

Information herein with respect to the proposed transactions with Amazon is based on executed leases and purchase and sale agreements between us and Amazon. Closing under these agreements is subject to customary closing conditions.

DISCLOSURES	JUNE 30, 2021

Non-GAAP Measures

This Investor Package includes non-GAAP measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why our management believes that the presentation of these measures provides useful information to investors regarding our financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this Investor Package. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies.

In addition to "at share" financial information, the following non-GAAP measures are included in this Investor Package:

●	Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")
●	EBITDA for Real Estate ("EBITDAre")
●	Adjusted EBITDA
●	Funds from Operations ("FFO")
●	Core FFO
●	Funds Available for Distribution ("FAD")
●	Third-Party Asset Management and Real Estate Services Business
●	Net Operating Income ("NOI")
●	Annualized NOI
●	Estimated Stabilized NOI
●	Projected NOI Yield
●	Same Store NOI
●	Consolidated and Unconsolidated Indebtedness
●	Net Debt
●	Pro Rata Adjusted General and Administrative Expenses

COMPANY PROFILE	JUNE 30, 2021 (Unaudited)

Company Profile

Executive Officers		Company Snapshot as of June 30, 2021

W. Matthew Kelly	Chief Executive Officer and Trustee	Exchange/ticker	NYSE: JBGS
David P. Paul	President and Chief Operating Officer	Indicated annual dividend per share	$0.90
M. Moina Banerjee	Chief Financial Officer	Dividend yield	2.9%
Kevin P. Reynolds	Chief Development Officer
George L. Xanders	Chief Investment Officer	Total Enterprise Value (dollars in billions, except share price)
Steven A. Museles	Chief Legal Officer	Common share price	$31.51
		Common shares and common limited partnership units ("OP Units") outstanding (in millions)	145.08
		Total market capitalization	$4.57
		Total consolidated and unconsolidated indebtedness at JBG SMITH Share	2.38
		Less: cash and cash equivalents at JBG SMITH Share	(0.22)
		Net debt	$2.16
		Total Enterprise Value	$6.73

		Net Debt / Total Enterprise Value	32.1%

FINANCIAL HIGHLIGHTS	JUNE 30, 2021 (Unaudited)

Financial Highlights

dollars in thousands, except per share data	Three Months Ended		Six Months Ended
	June 30, 2021		June 30, 2021

Summary Financial Results
Total revenue	$154,644		$319,933
Net loss attributable to common shareholders	$(2,973)		$(23,704)
Per diluted common share	$(0.03)		$(0.19)
Operating portfolio NOI	$82,978		$163,704
FFO (1)	$41,914		$88,727
Per OP Unit	$0.29		$0.61
Core FFO (1)	$49,629		$104,538
Per OP Unit	$0.34		$0.72
FAD (1)	$42,147		$89,781
FAD payout ratio	79.5%		76.8%
EBITDA (1)	$80,668		$153,171
EBITDAre (1)	$64,189		$136,692
Adjusted EBITDA (1)	$70,817		$150,548
Net debt / total enterprise value	32.1%		32.1%
Net debt to annualized Adjusted EBITDA	7.6	x	7.2	x

			June 30, 2021

Debt Summary and Key Ratios (at JBG SMITH Share)
Total consolidated indebtedness (2)			$1,979,494
Total consolidated and unconsolidated indebtedness (2)			$2,378,756
Weighted average interest rates:
Variable rate debt			2.24%
Fixed rate debt			3.82%
Total debt			3.17%
Cash and cash equivalents			$217,543

(1)	Attributable to OP Units, which include units owned by JBG SMITH.
(2)	Net of premium/discount and deferred financing costs.

FINANCIAL HIGHLIGHTS – TRENDS	JUNE 30, 2021 (Unaudited)

Financial Highlights - Trends

Three Months Ended
dollars in thousands, except per share data, at JBG SMITH Share	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Commercial NOI	$64,334	$63,026	$57,652	$56,897	$56,594
Multifamily NOI	18,644	17,775	14,151	15,452	19,081
Operating portfolio NOI	$82,978	$80,801	$71,803	$72,349	$75,675
Total Annualized NOI	$330,682	$322,241	$288,230	$291,119	$306,984

Net loss attributable to common shareholders	$(2,973)	$(20,731)	$(45,655)	$(22,793)	$(36,780)
Per diluted common share	$(0.03)	$(0.16)	$(0.36)	$(0.18)	$(0.28)
FFO (1)	$41,914	$46,813	$25,893	$36,345	$26,627
Per OP Unit	$0.29	$0.32	$0.17	$0.24	$0.18
Core FFO (1)	$49,629	$54,909	$36,634	$45,060	$38,269
Per OP Unit	$0.34	$0.38	$0.25	$0.30	$0.26
FAD (1)	$42,147	$47,634	$45,596	$35,732	$36,132
FAD payout ratio	79.5%	74.4%	73.2%	94.4%	94.0%
EBITDA (1)	$80,668	$72,503	$41,189	$57,856	$37,921
EBITDAre (1)	$64,189	$72,503	$48,168	$57,856	$47,395
Adjusted EBITDA (1)	$70,817	$79,731	$57,952	$65,398	$58,127
Net debt / total enterprise value	32.1%	31.9%	32.0%	33.9%	30.2%
Net debt to annualized Adjusted EBITDA	7.6	x	6.8	x	9.2	x	7.7	x	8.1	x

Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020

Number of Operating Assets
Commercial	43	42	41	43	43
Multifamily	21	21	21	21	20
Total	64	63	62	64	63

Operating Portfolio % Leased
Commercial (2)	85.9%	87.3%	88.1%	88.4%	90.4%
Multifamily (3)	91.6%	91.0%	86.5%	83.0%	85.8%
Weighted Average	87.7%	88.5%	87.6%	86.7%	89.0%

Operating Portfolio % Occupied (4)
Commercial (2)	84.4%	86.9%	87.7%	85.3%	88.1%
Multifamily (3)	86.3%	85.9%	81.1%	76.6%	82.3%
Weighted Average	85.0%	86.6%	85.6%	82.5%	86.3%

See footnotes on page 9.

FINANCIAL HIGHLIGHTS – TRENDS	JUNE 30, 2021 (Unaudited)

Footnotes

Note: See appendices for reconciliations of non-GAAP financial measures to their respective comparable GAAP financial measures.

(1)	Attributable to OP Units, which include units owned by JBG SMITH.
(2)	Crystal City Marriott and 1700 M Street (for which we are the ground lessor) are excluded from the Percent Leased and the Percent Occupied metrics.
(3)	Includes Recently Delivered assets. In-Service assets were 95.0% leased and 89.8% occupied as of Q2 2021, 92.3% leased and 88.4% occupied as of Q1 2021, 91.3% leased and 87.8% as of Q4 2020, 92.8% leased and 88.1% occupied as of Q3 2020, and 93.3% leased and 90.2% occupied as of Q2 2020.
(4)	Percent Occupied excludes occupied retail SF.

PORTFOLIO OVERVIEW	JUNE 30, 2021 (Unaudited)

Portfolio Overview

		100% Share	At JBG SMITH Share
							Annualized
							Rent per
						Annualized	Square Foot/
	Number of	Square Feet/	Square Feet/	%		Rent	Monthly Rent	Annualized NOI
	Assets	Units	Units	Leased	% Occupied (1)	(in thousands)	Per Unit (2)	(in thousands)

Operating
Commercial (3)
In-Service	43	13,295,585	11,418,696	85.9%	84.4%	$433,996	$46.86	$256,106
Multifamily
In-Service	19	7,021	5,548	95.0%	89.8%	$135,141	$2,084	$70,520
Recently Delivered	2	755	577	59.9%	51.9%	9,470	2,203	4,056
Total / weighted average	21	7,776	6,125	91.6%	86.3%	$144,611	$2,091	$74,576

Operating - In-Service	62	13,295,585 SF/ 7,021 Units	11,418,696 SF/ 5,548 Units	88.6%	86.0%	$569,137	$46.86 per SF/ $2,084 per unit	$326,626

Operating - Recently Delivered	2	755 Units	577 Units	59.9%	51.9%	$9,470	$2,203 per unit	$4,056

Operating - Total / Weighted Average	64	13,295,585 SF/ 7,776 Units	11,418,696 SF/ 6,125 Units	87.7%	85.0%	$578,607	$46.86 per SF/ $2,091 per unit	$330,682

Development (4)

Under-Construction	1	808 Units	808 Units

Near-Term Development	11	5,236,600	5,027,000

Future Development	26	14,678,100	11,947,600

(1)	Percent Occupied excludes retail SF.
(2)	For commercial assets, represents annualized office rent divided by occupied office SF; annualized retail rent and retail SF are excluded from this metric. For multifamily assets, represents monthly multifamily rent divided by occupied units; retail rent is excluded from this metric. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of office tenants that only pay percentage rent. Occupied square footage may differ from leased square footage because leased square footage includes space for leases that have been signed but the tenant has not yet taken occupancy.
(3)	Crystal City Marriott and 1700 M Street (for which we are the ground lessor) are excluded from Percent Leased, Percent Occupied, Annualized Rent and Annualized Rent per Square Foot metrics.
(4)	Refer to pages 40-42 for detail on Under-Construction assets, and Near-Term and Future Development Pipelines.

CONDENSED CONSOLIDATED BALANCE SHEETS	JUNE 30, 2021 (Unaudited)

Condensed Consolidated Balance Sheets

in thousands	June 30, 2021	December 31, 2020

ASSETS
Real estate, at cost:
Land and improvements	$1,357,904	$1,391,472
Buildings and improvements	4,355,187	4,341,103
Construction in progress, including land	273,542	268,056
	5,986,633	6,000,631
Less accumulated depreciation	(1,297,406)	(1,232,690)
Real estate, net	4,689,227	4,767,941
Cash and cash equivalents	201,150	225,600
Restricted cash	37,543	37,736
Tenant and other receivables	43,724	55,903
Deferred rent receivable	182,565	170,547
Investments in unconsolidated real estate ventures	497,770	461,369
Other assets, net	282,356	286,575
Assets held for sale	73,876	73,876
TOTAL ASSETS	$6,008,211	$6,079,547

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$1,591,143	$1,593,738
Revolving credit facility	—	—
Unsecured term loans, net	398,322	397,979
Accounts payable and accrued expenses	99,310	103,102
Other liabilities, net	201,556	247,774
Total liabilities	2,290,331	2,342,593
Commitments and contingencies
Redeemable noncontrolling interests	544,639	530,748
Total equity	3,173,241	3,206,206
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$6,008,211	$6,079,547

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	JUNE 30, 2021 (Unaudited)

Condensed Consolidated Statements of Operations

in thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
REVENUE
Property rental	$122,819	$115,459	$245,060	$235,839
Third-party real estate services, including reimbursements	26,745	27,167	64,852	56,883
Other revenue	5,080	2,326	10,021	10,337
Total revenue	154,644	144,952	319,933	303,059
EXPENSES
Depreciation and amortization	56,678	52,616	121,404	101,105
Property operating	35,000	33,792	69,731	68,295
Real estate taxes	18,558	17,869	36,868	36,068
General and administrative:
Corporate and other	13,895	13,216	26,370	26,392
Third-party real estate services	25,557	29,239	54,493	58,053
Share-based compensation related to Formation Transaction and special equity awards	4,441	8,858	9,386	18,299
Transaction and Other Costs	2,270	1,372	5,960	6,681
Total expenses	156,399	156,962	324,212	314,893
OTHER INCOME (EXPENSE)
Income (loss) from unconsolidated real estate ventures, net	3,953	(13,485)	3,010	(16,177)
Interest and other income (loss), net	(38)	114	(29)	1,021
Interest expense	(16,773)	(15,770)	(33,069)	(27,775)
Gain on sale of real estate	11,290	—	11,290	59,477
Loss on extinguishment of debt	—	—	—	(33)
Total other income (expense)	(1,568)	(29,141)	(18,798)	16,513
INCOME (LOSS) BEFORE INCOME TAX (EXPENSE) BENEFIT	(3,323)	(41,151)	(23,077)	4,679
Income tax (expense) benefit	5	888	(4,310)	3,233
NET INCOME (LOSS)	(3,318)	(40,263)	(27,387)	7,912
Net (income) loss attributable to redeemable noncontrolling interests	345	3,483	2,575	(1,767)
Net loss attributable to noncontrolling interests	—	—	1,108	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,973)	$(36,780)	$(23,704)	$6,145
EARNINGS (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$(0.03)	$(0.28)	$(0.19)	$0.04
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	131,480	133,613	131,510	134,078

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

UNCONSOLIDATED REAL ESTATE VENTURES	JUNE 30, 2021 (Unaudited)

nconsolidated Real Estate Ventures

in thousands, at JBG SMITH Share
BALANCE SHEET INFORMATION	June 30, 2021

Total real estate, at cost	$892,816
Less accumulated depreciation	(68,629)
Real estate, net	824,187
Cash and cash equivalents	16,489
Other assets, net	87,643
Total assets	$928,319
Borrowings, net	$399,262
Other liabilities, net	51,286
Total liabilities	$450,548

	Three Months Ended	Six Months Ended
OPERATING INFORMATION	June 30, 2021	June 30, 2021
Total revenue	$16,865	$33,566
Expenses:
Depreciation and amortization	7,209	14,680
Property operating	4,907	10,135
Real estate taxes	2,793	5,537
Total expenses	14,909	30,352
Other income (expense):
Interest expense	(3,304)	(6,152)
Gain on the sale of real estate	5,189	5,189
Interest and other income, net	184	184

Net income	$4,025	$2,435
Earnings and distributions in excess of our investment in unconsolidated real estate venture	92	422
Other	(164)	153
Income from unconsolidated real estate ventures, net	$3,953	$3,010

OTHER TANGIBLE ASSETS AND LIABILITIES	JUNE 30, 2021 (Unaudited)

Other Tangible Assets and Liabilities

in thousands, at JBG SMITH Share	June 30, 2021

Other Tangible Assets, Net (1) (2)
Restricted cash	$39,424
Tenant and other receivables, net	46,938
Other assets, net	52,424
Total Other Tangible Assets, Net	$138,786

Other Tangible Liabilities, Net (2) (3)
Accounts payable and accrued liabilities	$114,158
Other liabilities, net	169,922
Total Other Tangible Liabilities, Net	$284,080

(1)	Excludes cash and cash equivalents.
(2)	Excludes assets held for sale.
(3)	Excludes debt.

EBITDA, EBITDAre AND ADJUSTED EBITDA (NON-GAAP)	JUNE 30, 2021 (Unaudited)

EBITDA, EBITDAre and Adjusted EBITDA

dollars in thousands	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$(3,318)		$(40,263)		$(27,387)		$7,912
Depreciation and amortization expense	56,678		52,616		121,404		101,105
Interest expense (1)	16,773		15,770		33,069		27,775
Income tax expense (benefit)	(5)		(888)		4,310		(3,233)
Unconsolidated real estate ventures allocated share of above adjustments	10,581		10,692		20,745		21,529
EBITDA attributable to noncontrolling interests	(41)		(6)		1,030		(3)
EBITDA	$80,668		$37,921		$153,171		$155,085
Gain on sale of real estate	(11,290)		—		(11,290)		(59,477)
(Gain) loss on sale of unconsolidated real estate assets	(5,189)		2,952		(5,189)		2,952
Impairment of investment in unconsolidated real estate venture (2)	—		6,522		—		6,522

EBITDAre	$64,189		$47,395		$136,692		$105,082
Transaction and Other Costs (3)	2,270		1,372		4,852		6,681
Loss on extinguishment of debt	—		—		—		33
Share-based compensation related to Formation Transaction and special equity awards	4,441		8,858		9,386		18,299
Earnings (losses) and distributions in excess of our investment in unconsolidated real estate venture	(92)		(245)		(422)		129
Unconsolidated real estate ventures allocated share of above adjustments	9		747		40		1,465

Adjusted EBITDA	$70,817		$58,127		$150,548		$131,689

Net Debt to Annualized Adjusted EBITDA (4)	7.6	x	8.1	x	7.2	x	7.2	x

					June 30, 2021		June 30, 2020
Net Debt (at JBG SMITH Share)
Consolidated indebtedness (5)					$1,979,494		$2,202,667
Unconsolidated indebtedness (5)					399,262		411,599
Total consolidated and unconsolidated indebtedness					2,378,756		2,614,266
Less: cash and cash equivalents					217,543		724,246
Net Debt (at JBG SMITH Share)					$2,161,213		$1,890,020

Note: All EBITDA measures as shown above are attributable to OP Units.

(1)	Interest expense includes the amortization of deferred financing costs and the ineffective portion of any interest rate swaps or caps, net of capitalized interest.
(2)	During the second quarter of 2020, we determined that our investment in the venture that owned The Marriott Wardman Park hotel was impaired due to a decline in the fair value of the underlying asset and recorded an impairment loss of $6.5 million, which reduced the net book value of our investment to zero, and we suspended equity loss recognition for the venture after June 30, 2020. On October 1, 2020, we transferred our interest in this venture to our former venture partner.
(3)	See page 55 for the components of Transaction and Other Costs. For the six months ended June 30, 2021, excludes $1.1 million of transaction costs attributable to noncontrolling interests.
(4)	Calculated using the Net Debt below. Quarterly Adjusted EBITDA is annualized by multiplying by four. Adjusted EBITDA for the six months ended June 30, 2021 and 2020 is annualized by multiplying by two.
(5)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD (NON-GAAP)	JUNE 30, 2021 (Unaudited)

FFO, Core FFO and FAD

in thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

FFO and Core FFO
Net income (loss) attributable to common shareholders	$(2,973)	$(36,780)	$(23,704)	$6,145
Net income (loss) attributable to redeemable noncontrolling interests	(345)	(3,483)	(2,575)	1,767
Net loss attributable to noncontrolling interests	—	—	(1,108)	—
Net income (loss)	(3,318)	(40,263)	(27,387)	7,912
Gain on sale of real estate	(11,290)	—	(11,290)	(59,477)
(Gain) loss on sale from unconsolidated real estate ventures	(5,189)	2,952	(5,189)	2,952
Real estate depreciation and amortization	54,475	49,924	116,975	95,586
Impairment of investment in unconsolidated real estate venture (1)	—	6,522	—	6,522
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	7,277	7,498	14,588	14,380
FFO attributable to noncontrolling interests	(41)	(6)	1,030	(3)
FFO Attributable to OP Units	$41,914	$26,627	$88,727	$67,872
FFO attributable to redeemable noncontrolling interests	(4,054)	(2,911)	(8,539)	(7,408)
FFO attributable to common shareholders	$37,860	$23,716	$80,188	$60,464

FFO attributable to OP Units	$41,914	$26,627	$88,727	$67,872
Transaction and Other Costs, net of tax (2)	2,241	1,212	4,793	6,378
(Gain) loss from mark-to-market on derivative instruments	46	17	(87)	(30)
Loss on extinguishment of debt	—	—	—	33
Earnings (losses) and distributions in excess of our investment in unconsolidated real estate venture	(92)	(245)	(422)	129
Share-based compensation related to Formation Transaction and special equity awards	4,441	8,858	9,386	18,299
Amortization of management contracts intangible, net of tax	1,073	1,073	2,145	2,216
Unconsolidated real estate ventures allocated share of above adjustments	6	727	(4)	1,903
Core FFO Attributable to OP Units	$49,629	$38,269	$104,538	$96,800
Core FFO attributable to redeemable noncontrolling interests	(4,800)	(4,184)	(10,060)	(10,566)
Core FFO attributable to common shareholders	$44,829	$34,085	$94,478	$86,234
FFO per common share - diluted	$0.29	0.18	$0.61	0.45
Core FFO per common share - diluted	$0.34	0.26	$0.72	0.64
Weighted average shares - diluted (FFO and Core FFO)	131,485	133,613	131,513	134,078
FAD
Core FFO attributable to OP Units	$49,629	$38,269	$104,538	$96,800
Recurring capital expenditures and second-generation tenant improvements and leasing commissions (3)	(12,226)	(12,889)	(22,657)	(22,694)
Straight-line and other rent adjustments (4)	(4,088)	(1,418)	(8,853)	(4,963)
Third-party lease liability assumption payments	(703)	(780)	(1,381)	(2,240)
Share-based compensation expense	9,045	11,757	17,115	19,487
Amortization of debt issuance costs	1,096	673	2,201	1,295
Unconsolidated real estate ventures allocated share of above adjustments	(1,333)	(695)	(2,659)	(2,193)
Non-real estate depreciation and amortization	727	1,215	1,477	2,469
FAD available to OP Units (A)	$42,147	$36,132	$89,781	$87,961
Distributions to common shareholders and unitholders (B)	$33,511	$33,970	$68,946	$67,981
FAD Payout Ratio (B÷A) (5)	79.5%	94.0%	76.8%	77.3%

See footnotes on page 17.

FFO, CORE FFO AND FAD (NON-GAAP)	JUNE 30, 2021 (Unaudited)

in thousands, except per share data	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Capital Expenditures
Maintenance and recurring capital expenditures	$4,376	$6,541	$8,302	$9,099
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	324	360	371	509
Second-generation tenant improvements and leasing commissions	7,454	5,613	13,518	12,556
Share of second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	72	375	466	530
Recurring capital expenditures and second-generation tenant improvements and leasing commissions	12,226	12,889	22,657	22,694
Non-recurring capital expenditures	4,352	6,240	7,188	12,427
Share of non-recurring capital expenditures from unconsolidated real estate ventures	56	238	107	340
First-generation tenant improvements and leasing commissions	1,703	11,853	2,538	23,700
Share of first-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	199	217	1,391	987
Non-recurring capital expenditures	6,310	18,548	11,224	37,454
Total JBG SMITH Share of Capital Expenditures	$18,536	$31,437	$33,881	$60,148

(1)	During the second quarter of 2020, we determined that our investment in the venture that owned The Marriott Wardman Park hotel was impaired due to a decline in the fair value of the underlying asset and recorded an impairment loss of $6.5 million, which reduced the net book value of our investment to zero, and we suspended equity loss recognition for the venture after June 30, 2020. On October 1, 2020, we transferred our interest in this venture to our former venture partner.
(2)	See page 55 for the components of Transaction and Other Costs. For the six months ended June 30, 2021, excludes $1.1 million of transaction costs attributable to noncontrolling interests.
(3)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(4)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(5)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

THIRD-PARTY ASSET MANAGEMENT AND REAL ESTATE SERVICES BUSINESS (NON-GAAP)	JUNE 30, 2021 (Unaudited)

Third-Party Asset Mgmt and Real Estate Services Business

in thousands, at JBG SMITH Share	Three Months Ended June 30, 2021
	Source of Revenue
	Third-Party	JBG SMITH	JBG Legacy
	Management	JV Partner (1)	Funds	Total

Service Revenue
Property management fees	$2,584	$1,086	$617	$4,287
Asset management fees	—	500	1,651	2,151
Development fees	3,669	89	634	4,392
Leasing fees	1,179	73	174	1,426
Construction management fees	154	80	(1)	233
Other service revenue	1,035	421	129	1,585
Total Revenue (2)	$8,621	$2,249	$3,204	$14,074
Pro rata adjusted general and administrative expense: third-party real estate services (3)				(12,572)
Total Services Revenue Less Allocated General and Administrative Expenses (4)				$1,502

(1)	Service revenues from joint ventures are calculated on an asset-by-asset basis by applying our real estate venture partners' respective economic interests to the fees we earned from each consolidated and unconsolidated real estate venture.
(2)	Included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations are $11.9 million of reimbursement revenue and $0.8 million of service revenue from our economic interest in consolidated and unconsolidated real estate ventures that are excluded from this table.
(3)	Our personnel perform services for wholly owned properties and properties we manage on behalf of third parties, real estate ventures and JBG Legacy Funds.

We allocate personnel and other costs to wholly owned properties (included in "Property operating expenses" and "General and administrative expense: corporate and other" in our consolidated statement of operations) and to properties owned by the third parties, real estate ventures and JBG Legacy Funds (included in "General and administrative expense: third-party real estate services" in our consolidated statement of operations) using estimates of the time spent performing services related to properties in the respective portfolios and other allocation methodologies.

Allocated general and administrative expenses related to real estate ventures are calculated on an asset-by-asset basis by applying our real estate venture partners' respective economic interests to the total general and administrative expenses allocated to each asset. See "Pro Rata Adjusted General and Administrative Expenses" on the next page for a reconciliation of "General and administrative expenses: third-party real estate services" to "Pro Rata Adjusted General and Administrative Expenses."

(4)	Services revenue, excluding reimbursement revenue and service revenue from our economic interest in consolidated and unconsolidated real estate ventures, less allocated general and administrative expenses. Management uses this measure as a supplemental performance measure for its third-party asset management and real estate services business and believes it provides useful information to investors because it reflects only those revenue and expense items incurred by us and can be used to assess the profitability of the third-party asset management and real estate services business.

PRO RATA ADJUSTED GENERAL AND ADMINISTRATIVE EXPENSES (NON-GAAP)	JUNE 30, 2021 (Unaudited)

Pro Rata Adjusted G&A

in thousands	Three Months Ended June 30, 2021
		Adjustments (1)
	Per Statement				Pro Rata
	of Operations	A	B	C	Adjusted

General and Administrative Expenses
Corporate and other	$13,895	$—	$—	$1,085	$14,980
Third-party real estate services	25,557	—	(11,900)	(1,085)	12,572
Share-based compensation related to Formation Transaction and special equity awards	4,441	(4,441)	—	—	—

Total	$43,893	$(4,441)	$(11,900)	$—	$27,552

(1)	Adjustments:

A  -  Removes share-based compensation related to the Formation Transaction and special equity awards.

B  -  Removes $11.9 million of general and administrative expenses reimbursed by third-party owners of real estate we manage related to revenue which has been excluded from Service Revenue on page 18. Revenue from reimbursements is included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations.

C  -  Reflects an adjustment to allocate our share of general and administrative expenses of unconsolidated real estate ventures from "Third-party real estate services" to "Corporate and other" and our consolidated real estate venture partners' share of general and administrative expenses from "Corporate and other" to "Third-party real estate services."

OPERATING ASSETS	JUNE 30, 2021 (Unaudited)

Operating Assets

dollars in thousands, at JBG SMITH Share				Plus: Signed	Plus: Incremental
		Q2 2021		But Not Yet	NOI from Assets	Adjusted
		Operating	Annualized	Commenced	in Initial	Annualized
	% Occupied	Portfolio NOI	NOI	Leases	Lease-up (1)	NOI

Commercial (2)
DC	77.0%	$11,767	$47,068	$48	$4,340	$51,456
VA	86.6%	48,115	191,230	9,012	196	200,438
MD	80.4%	4,452	17,808	2,004	4,664	24,476
Total / weighted average	84.4%	$64,334	$256,106	$11,064	$9,200	$276,370

Multifamily
DC	84.8%	$8,428	$33,712	$160	$5,229	$39,101
VA	90.8%	8,724	34,896	—	—	34,896
MD	72.3%	1,492	5,968	500	3,902	10,370
Total / weighted average	86.3%	$18,644	$74,576	$660	$9,131	$84,367

Total / Weighted Average	85.0%	$82,978	$330,682	$11,724	$18,331	$360,737

(1)	Incremental revenue from commercial assets represents the burn-off of Free Rent and is calculated as Free Rent incurred at assets in their initial lease-up for the three months ended June 30, 2021 multiplied by four. Incremental revenue from multifamily assets in their initial lease-up is calculated as the product of units available for occupancy up to 95.0% occupancy and the weighted average monthly in-place rent per unit as of June 30, 2021, multiplied by 12, and assumes no rent growth. Excludes potential revenue from vacant retail space in multifamily assets in their initial lease-up and 900 W Street. We believe the monthly in-place rents per unit for the In-Service multifamily assets continue to be negatively impacted by the COVID-19 pandemic. See page 38 for more detail. As of June 30, 2021, 8001 Woodmont was 4.0% occupied which equates to 13 units, 8 of which are classified as moderately priced dwelling units (“MPDU”) in which rents are restricted to preserve affordability; MPDUs represent 15% of all units at this asset.
(2)	Crystal City Marriott and 1700 M Street (for which we are the ground lessor) are excluded from the Percent Occupied metric.

SUMMARY & SAME STORE NOI (NON-GAAP)	JUNE 30, 2021 (Unaudited)

Summary & Same Store NOI

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Three Months Ended June 30,
	Number of	Square Feet/	Square Feet/	%	%
	Assets	Units	Units	Leased (1)	Occupied (1)	2021	2020	% Change
Same Store (2)
DC	17	2,741,524 SF/ 2,157 Units	1,918,683 SF/ 1,473 Units	86.5%	83.8%	$18,105	$19,394	(6.6)%
VA	32	9,229,441 SF/ 2,856 Units	8,296,459 SF/ 2,856 Units	89.5%	87.6%	54,528	52,786	3.3%
MD	7	481,427 SF/ 1,287 Units	481,427 SF/ 498 Units	85.6%	82.5%	3,818	3,935	(3.0)%
Total / weighted average	56	12,452,392 SF/ 6,300 Units	10,696,569 SF/ 4,827 Units	88.6%	86.5%	$76,451	$76,115	0.4%

Non-Same Store
DC	5	269,035 SF/ 1,154 Units	147,969 SF/ 1,137 Units	82.5%	73.7%	$2,090	$(414)	604.8%
VA	1	273,650 SF	273,650 SF	98.4%	100.0%	2,311	52	N/A
MD	2	300,508 SF/ 322 Units	300,508 SF/ 161 Units	67.3%	60.0%	2,126	(568)	474.3%
Total / weighted average	8	843,193 SF/ 1,476 Units	722,127 SF/ 1,298 Units	80.9%	74.1%	$6,527	$(930)	801.8%

Total Operating Portfolio
DC	22	3,010,559 SF/ 3,311 Units	2,066,652 SF/ 2,610 Units	85.5%	81.3%	$20,195	$18,980	6.4%
VA	33	9,503,091 SF/ 2,856 Units	8,570,109 SF/ 2,856 Units	89.7%	87.9%	56,839	52,838	7.6%
MD	9	781,935 SF/ 1,609 Units	781,935 SF/ 659 Units	79.1%	74.7%	5,944	3,367	76.5%
Operating Portfolio - Total / Weighted Average	64	13,295,585 SF/ 7,776 Units	11,418,696 SF/ 6,125 Units	87.7%	85.0%	$82,978	$75,185	10.4%

(1)	Crystal City Marriott and 1700 M Street (for which we are the ground lessor) are excluded from the Percent Leased and Percent Occupied metrics.
(2)	Same Store refers to the pool of assets that were In-Service for the entirety of both periods being compared, which excludes assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared. The Crystal City Marriott generated a $0.1 million loss for the three months ended June 30, 2021 compared to a $0.9 million loss for the three months ended June 30, 2020.

SUMMARY & SAME STORE NOI (NON-GAAP)	JUNE 30, 2021 (Unaudited)

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Six Months Ended June 30,
	Number of	Square Feet/	Square Feet/	%	%
	Assets	Units	Units	Leased (1)	Occupied (1)	2021	2020	% Change
Same Store (2)
DC	17	2,741,524 SF/ 2,157 Units	1,918,683 SF/ 1,473 Units	86.5%	83.8%	$35,752	$40,694	(12.1)%
VA	32	9,229,441 SF/ 2,856 Units	8,296,459 SF/ 2,856 Units	89.5%	87.6%	109,349	110,571	(1.1)%
MD	7	481,427 SF/ 1,287 Units	481,427 SF/ 498 Units	85.6%	82.5%	7,113	8,265	(13.9)%
Total / weighted average	56	12,452,392 SF/ 6,300 Units	10,696,569 SF/ 4,827 Units	88.6%	86.5%	$152,214	$159,530	(4.6)%

Non-Same Store
DC	5	269,035 SF/ 1,154 Units	147,969 SF/ 1,137 Units	82.5%	73.7%	$3,175	$(864)	467.5%
VA	1	273,650 SF	273,650 SF	98.4%	100.0%	4,481	154	N/A
MD	2	300,508 SF/ 322 Units	300,508 SF/ 161 Units	67.3%	60.0%	3,834	(1,097)	449.5%
Total / weighted average	8	843,193 SF/ 1,476 Units	722,127 SF/ 1,298 Units	80.9%	74.1%	$11,490	$(1,807)	735.9%

Total Operating Portfolio
DC	22	3,010,559 SF/ 3,311 Units	2,066,652 SF/ 2,610 Units	85.5%	81.3%	$38,927	$39,830	(2.3)%
VA	33	9,503,091 SF/ 2,856 Units	8,570,109 SF/ 2,856 Units	89.7%	87.9%	113,830	110,725	2.8%
MD	9	781,935 SF/ 1,609 Units	781,935 SF/ 659 Units	79.1%	74.7%	10,947	7,168	52.7%
Operating Portfolio - Total / Weighted Average	64	13,295,585 SF/ 7,776 Units	11,418,696 SF/ 6,125 Units	87.7%	85.0%	$163,704	$157,723	3.8%

See footnotes on page 21.

SUMMARY NOI (NON-GAAP)	JUNE 30, 2021 (Unaudited)

Summary NOI

dollars in thousands	NOI for the Three Months Ended June 30, 2021 at JBG SMITH Share
	Consolidated	Unconsolidated	Commercial	Multifamily	Total
Number of operating assets	47	17	43	21	64
Property rental (1)	$107,642	$13,579	$89,772	$31,449	$121,221
Tenant expense reimbursement	6,662	758	6,747	673	7,420
Other revenue (2)	11,029	571	8,245	3,355	11,600
Total revenue	125,333	14,908	104,764	35,477	140,241

Operating expenses	(49,627)	(6,621)	(39,421)	(16,827)	(56,248)
Ground rent expense	(971)	(44)	(1,009)	(6)	(1,015)
Total expenses	(50,598)	(6,665)	(40,430)	(16,833)	(57,263)

Operating Portfolio NOI (3)	$74,735	$8,243	$64,334	$18,644	$82,978

Annualized NOI	$297,710	$32,972	$256,106	$74,576	$330,682
Additional Information
Free Rent (at 100% share)	$8,593	$3,248	$8,771	$3,070	$11,841
Free Rent (at JBG SMITH Share)	$8,584	$1,568	$7,352	$2,800	$10,152
Annualized Free Rent (at JBG SMITH Share) (4)	$34,336	$6,272	$29,408	$11,200	$40,608
Payments associated with assumed lease liabilities (at 100% share)	$703	$—	$703	$—	$703
Payments associated with assumed lease liabilities (at JBG SMITH Share)	$703	$—	$703	$—	$703
Annualized payments associated with assumed lease liabilities (at JBG SMITH Share) (5)	$2,812	$—	$2,812	$—	$2,812
% occupied (at JBG SMITH Share) (6)	85.3%	81.7%	84.4%	86.3%	85.0%
Annualized base rent of signed leases, not commenced (at 100% share) (7)	$11,076	$1,296	$11,212	$1,160	$12,372
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (7)	$11,076	$648	$11,064	$660	$11,724

(1)	Property rental revenue excludes straight-line rent adjustments and other GAAP adjustments, and includes payments associated with assumed lease liabilities.
(2)	Includes $5.2 million of parking revenue at JBG SMITH share.
(3)	Our National Landing assets generated $45.4 million of NOI for the three months ended June 30, 2021. NOI excludes approximately $4.4 million of related party management fees at JBG SMITH share. See definition of NOI on page 52.
(4)	Represents JBG SMITH's share of Free Rent for the three months ended June 30, 2021 multiplied by four.
(5)	Represents JBG SMITH's share of payments associated with assumed lease liabilities for the three months ended June 30, 2021 multiplied by four.
(6)	Crystal City Marriott and 1700 M Street (for which we are the ground lessor) are excluded from the Percent Occupied metric.
(7)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for office and retail spaces for which rent had not yet commenced as of June 30, 2021.

SUMMARY NOI - COMMERCIAL (NON-GAAP)	JUNE 30, 2021 (Unaudited)

Summary NOI - Commercial

dollars in thousands	NOI for the Three Months Ended June 30, 2021 at JBG SMITH Share
	Consolidated	Unconsolidated	DC	VA	MD	Total
Number of operating assets	32	11	11	29	3	43
Property rental (1)	$78,099	$11,673	$18,365	$64,788	$6,619	$89,772
Tenant expense reimbursement	6,035	712	2,444	4,201	102	6,747
Other revenue (2)	7,699	546	1,010	6,520	715	8,245
Total revenue	91,833	12,931	21,819	75,509	7,436	104,764

Operating expenses	(33,785)	(5,636)	(10,014)	(26,668)	(2,739)	(39,421)
Ground rent expense	(971)	(38)	(38)	(726)	(245)	(1,009)
Total expenses	(34,756)	(5,674)	(10,052)	(27,394)	(2,984)	(40,430)

Operating Portfolio NOI (3)	$57,077	$7,257	$11,767	$48,115	$4,452	$64,334

Annualized NOI	$227,078	$29,028	$47,068	$191,230	$17,808	$256,106
Additional Information
Free Rent (at 100% share)	$5,884	$2,887	$3,135	$4,363	$1,273	$8,771
Free Rent (at JBG SMITH Share)	$5,884	$1,468	$1,785	$4,294	$1,273	$7,352
Annualized Free Rent (at JBG SMITH Share) (4)	$23,536	$5,872	$7,140	$17,176	$5,092	$29,408
Payments associated with assumed lease liabilities (at 100% share)	$703	$—	$—	$703	$—	$703
Payments associated with assumed lease liabilities (at JBG SMITH Share)	$703	$—	$—	$703	$—	$703
Annualized payments associated with assumed lease liabilities (at JBG SMITH Share) (5)	$2,812	$—	$—	$2,812	$—	$2,812
% occupied (at JBG SMITH Share) (6)	83.9%	89.3%	77.0%	86.6%	80.4%	84.4%
Annualized base rent of signed leases, not commenced (at 100% share) (7)	$10,916	$296	$84	$9,124	$2,004	$11,212
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (7)	$10,916	$148	$48	$9,012	$2,004	$11,064

(1)	Property rental revenue excludes straight-line rent adjustments and other GAAP adjustments, and includes payments associated with assumed lease liabilities.
(2)	Includes $3.9 million of parking revenue at JBG SMITH share.
(3)	Our National Landing assets generated $36.7 million of NOI for the three months ended June 30, 2021. NOI excludes approximately $3.2 million of related party management fees at JBG SMITH share. See definition of NOI on page 52.
(4)	Represents JBG SMITH's share of Free Rent for the three months ended June 30, 2021 multiplied by four.
(5)	Represents JBG SMITH's share of payments associated with assumed lease liabilities for the three months ended June 30, 2021 multiplied by four.
(6)	Crystal City Marriott and 1700 M Street (for which we are the ground lessor) are excluded from the Percent Occupied metric.
(7)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for office and retail spaces for which rent had not yet commenced as of June 30, 2021.

SUMMARY NOI - MULTIFAMILY (NON-GAAP)	JUNE 30, 2021 (Unaudited)

Summary NOI - Multifamily

dollars in thousands	NOI for the Three Months Ended June 30, 2021 at JBG SMITH Share
	Consolidated	Unconsolidated	DC	VA	MD	Total
Number of operating assets	15	6	11	4	6	21
Property rental (1)	$29,543	$1,906	$14,609	$14,554	$2,286	$31,449
Tenant expense reimbursement	627	46	639	24	10	673
Other revenue (2)	3,330	25	1,407	1,696	252	3,355
Total revenue	33,500	1,977	16,655	16,274	2,548	35,477

Operating expenses	(15,842)	(985)	(8,227)	(7,550)	(1,050)	(16,827)
Ground rent expense	—	(6)	—	—	(6)	(6)
Total expenses	(15,842)	(991)	(8,227)	(7,550)	(1,056)	(16,833)

Operating Portfolio NOI (3)	$17,658	$986	$8,428	$8,724	$1,492	$18,644

Annualized NOI	$70,632	$3,944	$33,712	$34,896	$5,968	$74,576
Additional Information
Free Rent (at 100% share)	$2,709	$361	$1,522	$1,400	$148	$3,070
Free Rent (at JBG SMITH Share)	$2,700	$100	$1,341	$1,395	$64	$2,800
Annualized Free Rent (at JBG SMITH Share) (4)	$10,800	$400	$5,364	$5,580	$256	$11,200
% occupied (at JBG SMITH Share)	88.2%	61.8%	84.8%	90.8%	72.3%	86.3%
Annualized base rent of signed leases, not commenced (at 100% share) (5)	$160	$1,000	$160	$—	$1,000	$1,160
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (5)	$160	$500	$160	$—	$500	$660

(1)	Property rental revenue excludes straight-line rent adjustments and other GAAP adjustments, and includes payments associated with assumed lease liabilities.
(2)	Includes $1.3 million of parking revenue at JBG SMITH share
(3)	Our National Landing assets generated $8.7 million of NOI for the three months ended June 30, 2021. NOI excludes approximately $1.2 million of related party management fees at JBG SMITH share. See definition of NOI on page 52.
(4)	Represents JBG SMITH's share of Free Rent for the three months ended June 30, 2021 multiplied by four.
(5)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for office and retail spaces for which rent had not yet commenced as of June 30, 2021.

NOI RECONCILIATIONS (NON-GAAP)	JUNE 30, 2021 (Unaudited)

NOI Reconciliations

dollars in thousands	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) attributable to common shareholders	$(2,973)	$(36,780)	$(23,704)	$6,145
Add:
Depreciation and amortization expense	56,678	52,616	121,404	101,105
General and administrative expense:
Corporate and other	13,895	13,216	26,370	26,392
Third-party real estate services	25,557	29,239	54,493	58,053
Share-based compensation related to Formation Transaction and special equity awards	4,441	8,858	9,386	18,299
Transaction and Other Costs	2,270	1,372	5,960	6,681
Interest expense	16,773	15,770	33,069	27,775
Loss on extinguishment of debt	—	—	—	33
Income tax expense (benefit)	(5)	(888)	4,310	(3,233)
Net income (loss) attributable to redeemable noncontrolling interests	(345)	(3,483)	(2,575)	1,767
Net loss attributable to noncontrolling interests	—	—	(1,108)	—
Less:
Third-party real estate services, including reimbursements revenue	26,745	27,167	64,852	56,883
Other revenue	1,904	1,516	4,090	3,146
Income (loss) from unconsolidated real estate ventures, net	3,953	(13,485)	3,010	(16,177)
Interest and other income (loss), net	(38)	114	(29)	1,021
Gain on sale of real estate	11,290	—	11,290	59,477
Consolidated NOI	72,437	64,608	144,392	138,667
NOI attributable to unconsolidated real estate ventures at our share	8,109	7,495	15,613	16,073
Non-cash rent adjustments (1)	(4,088)	(1,419)	(8,853)	(4,964)
Other adjustments (2)	5,191	3,516	9,933	6,330
Total adjustments	9,212	9,592	16,693	17,439
NOI	$81,649	$74,200	$161,085	$156,106
Less: out-of-service NOI loss (3)	(1,329)	(1,475)	(2,619)	(2,857)
Operating Portfolio NOI	$82,978	$75,675	$163,704	$158,963
Non-Same Store NOI (4)	6,527	(440)	11,490	(567)
Same Store NOI (5)	$76,451	$76,115	$152,214	$159,530

Change in Same Store NOI	0.4%		(4.6)%
Number of properties in Same Store pool	56		56

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(3)	Includes the results of our Under-Construction assets, and Near-Term and Future Development Pipelines.
(4)	Includes the results of properties that were not In-Service for the entirety of both periods being compared and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(5)	Includes the results of the assets that are owned, operated and In-Service for the entirety of both periods being compared.

LEASING ACTIVITY - OFFICE	JUNE 30, 2021 (Unaudited)

Leasing Activity - Office

square feet in thousands	Three Months Ended	Six Months Ended
	June 30, 2021	June 30, 2021
Square feet leased:
At 100% share	722	1,088
At JBG SMITH Share	715	1,059
Initial rent (1)	$44.96	$46.19
Straight-line rent (2)	$43.98	$45.38
Weighted average lease term (years)	4.2	4.3
Weighted average Free Rent period (months)	5.4	5.5
Second-generation space:
Square feet	597	917
Cash basis:
Initial rent (1)	$44.75	$45.82
Prior escalated rent	$43.82	$45.70
% change	2.1%	0.3%
GAAP basis:
Straight-line rent (2)	$43.52	$44.76
Prior straight-line rent	$42.96	$43.14
% change	1.3%	3.8%
Tenant improvements:
Per square foot	$23.65	$21.92
Per square foot per annum	$5.60	$5.16
% of initial rent	12.5%	11.2%
Leasing commissions:
Per square foot	$6.05	$6.63
Per square foot per annum	$1.43	$1.56
% of initial rent	3.2%	3.4%

Note: At JBG SMITH Share, unless otherwise indicated. The leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the commencement of property rental revenue in accordance with GAAP. Second-generation space represents square footage that was vacant for less than nine months. Weighted average data is weighted by SF.

(1)	Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include Free Rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis rent per square foot.
(2)	Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases, including the effect of Free Rent and fixed step-ups in rent.

NET EFFECTIVE RENT - OFFICE	JUNE 30, 2021 (Unaudited)

Net Effective Rent - Office

square feet in thousands, dollars per square feet, at JBG SMITH Share		Three Months Ended
	Five Quarter Weighted Average	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Square feet	314	715	344	209	98	206
Weighted average lease term (years)	4.3	4.2	4.3	4.2	5.2	4.1
Initial rent (1)	$46.32	$44.96	$48.73	$44.50	$49.51	$47.34
Base rent per annum (2)	$50.59	$50.38	$53.75	$45.09	$56.78	$48.71
Tenant improvements per annum	(5.19)	(5.60)	(4.26)	(4.14)	(7.90)	(5.11)
Leasing commissions per annum	(1.54)	(1.43)	(1.82)	(1.59)	(1.88)	(1.21)
Free Rent per annum	(4.23)	(4.79)	(5.24)	(2.18)	(4.23)	(2.63)
Net Effective Rent	$39.64	$38.56	$42.43	$37.18	$42.77	$39.76

DC
Square feet	25	45	22	11	28	21
Initial rent (1)	$59.04	$62.54	$60.21	$58.34	$60.12	$49.12
Net effective rent	$49.63	$51.57	$54.77	$52.44	$45.97	$43.36

VA
Square feet	275	651	284	198	70	172
Initial rent (1)	$44.80	$43.53	$47.28	$43.72	$45.29	$46.53
Net effective rent	$37.15	$35.77	$39.60	$36.77	$38.30	$38.30

MD
Square feet	14	19	38	—	—	14
Initial rent (1)	$53.24	$52.57	$52.96	$—	$—	$54.97
Net effective rent	$47.07	$40.17	$49.40	$—	$—	$50.31

Note: Leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the recognition of property rental revenue in accordance with GAAP. Weighted average data is weighted by SF.

(1)	Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include Free Rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot.
(2)	Represents the weighted average base rent before Free Rent, plus estimated tenant reimbursements recognized over the term of the respective leases, including the effect of fixed step-ups in rent, divided by SF, and divided by years of lease term. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to base rent. Tenant reimbursements are estimated by escalating tenant reimbursements as of the respective reporting period, or management's estimate thereof, by 2.75% annually through the lease expiration year.

LEASE EXPIRATIONS	JUNE 30, 2021 (Unaudited)

Lease Expirations

		At JBG SMITH Share
							Estimated
					% of		Annualized
			% of	Annualized	Total	Annualized	Rent Per
	Number		Total	Rent (1)	Annualized	Rent Per	Square Foot at
Year of Lease Expiration	of Leases	Square Feet	Square Feet	(in thousands)	Rent	Square Foot (1)	Expiration (1) (2)
Month-to-Month	50	94,617	1.0%	$1,749	0.4%	$18.48	$18.48
2021	64	489,978	5.0%	21,289	4.8%	47.47	47.97
2022	106	1,008,128	10.3%	43,736	9.8%	43.38	43.91
2023	119	828,417	8.5%	36,138	8.1%	43.62	45.60
2024	108	1,537,667	15.7%	71,937	16.1%	46.78	49.17
2025	90	947,961	9.7%	42,104	9.4%	44.42	48.03
2026	73	411,725	4.2%	18,786	4.2%	45.63	51.94
2027	51	607,209	6.2%	27,961	6.3%	46.05	52.03
2028	52	429,802	4.4%	20,351	4.6%	47.35	55.55
2029	38	441,927	4.5%	23,008	5.2%	52.06	60.99
Thereafter	122	2,976,693	30.5%	138,988	31.1%	47.31	61.33
Total / Weighted Average	873	9,774,124	100.0%	$446,047	100.0%	$46.02	$52.66

Note: Includes all in-place leases as of June 30, 2021 for office and retail space within our operating portfolio and assuming no exercise of renewal options or early termination rights. The weighted average remaining lease term for the entire portfolio is 6.1 years.

(1)	Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of tenants that only pay percentage rent.
(2)	Represents monthly base rent before Free Rent, plus tenant reimbursements, as of lease expiration multiplied by 12 and divided by SF. Triple net leases are converted to a gross basis by adding tenant reimbursements to monthly base rent. Tenant reimbursements at lease expiration are estimated by escalating tenant reimbursements as of June 30, 2021, or management’s estimate thereof, by 2.75% annually through the lease expiration year.

SIGNED BUT NOT YET COMMENCED LEASES	JUNE 30, 2021 (Unaudited)

Signed But Not Yet Commenced Leases

in thousands, at JBG SMITH Share		Total
		Annualized
		Estimated	Estimated Rent (1) for the Quarter Ending
Assets	C/U (2)	Rent (3)	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022

Commercial
Operating	C	$10,916	$210	$417	$1,330	$1,969	$2,694	$2,729
Operating	U	148	24	37	37	37	37	37
Total		$11,064	$234	$454	$1,367	$2,006	$2,731	$2,766

Multifamily
Operating	C	$160	$26	$40	$40	$40	$40	$40
Operating	U	500	—	—	76	125	125	125
Total		$660	$26	$40	$116	$165	$165	$165

Total		$11,724	$260	$494	$1,483	$2,171	$2,896	$2,931

Note: Includes only leases for office and retail spaces for which rent had not yet commenced as of June 30, 2021.

(1)	Represents contractual monthly base rent before Free Rent, plus estimated tenant reimbursements for the month in which the lease is estimated to commence, multiplied by the applicable number of months for each quarter based on the lease's estimated commencement date.
(2)	"C" denotes a consolidated interest. "U" denotes an unconsolidated interest.
(3)	Represents contractual monthly base rent before Free Rent, plus estimated tenant reimbursements for the month in which the lease is expected to commence, multiplied by 12.

TENANT CONCENTRATION	JUNE 30, 2021 (Unaudited)

Tenant Concentration

dollars in thousands			At JBG SMITH Share
	Tenant	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent	% of Total Annualized Rent
1	U.S. Government (GSA)	60	2,256,549	23.1%	$91,258	20.5%
2	Amazon	5	858,177	8.8%	37,443	8.4%
3	Gartner, Inc	1	174,424	1.8%	12,331	2.8%
4	Family Health International	3	220,670	2.3%	12,142	2.7%
5	Lockheed Martin Corporation	2	232,598	2.4%	11,216	2.5%
6	Arlington County	2	235,779	2.4%	10,282	2.3%
7	Booz Allen Hamilton Inc	3	159,610	1.6%	7,566	1.7%
8	Greenberg Traurig LLP	1	101,602	1.0%	7,226	1.6%
9	Accenture LLP	2	116,736	1.2%	7,188	1.6%
10	Public Broadcasting Service	1	120,328	1.2%	4,575	1.0%
11	Evolent Health LLC	1	90,905	0.9%	4,547	1.0%
12	Goodwin Procter LLP	1	51,296	0.5%	4,199	0.9%
13	The International Justice Mission	1	74,833	0.8%	4,171	0.9%
14	Conservation International Foundation	1	86,981	0.9%	4,144	0.9%
15	Cushman & Wakefield U.S. Inc	1	58,641	0.6%	4,043	0.9%
16	The Urban Institute	1	68,620	0.7%	3,946	0.9%
17	Host Hotels & Resorts LP	1	55,009	0.6%	3,862	0.9%
18	Chemonics International	2	82,330	0.8%	3,623	0.8%
19	U.S. Green Building Council	1	54,675	0.6%	3,535	0.8%
20	American Diabetes Association	1	80,998	0.8%	3,489	0.8%
	Other (1)	782	4,593,363	47.0%	205,261	46.1%
	Total	873	9,774,124	100.0%	$446,047	100.0%

Note: Includes all leases as of June 30, 2021 for which a tenant has taken occupancy for office and retail space within our operating portfolio.

(1)	Includes JBG SMITH's lease for approximately 84,400 SF at 4747 Bethesda Avenue.

INDUSTRY DIVERSITY	JUNE 30, 2021 (Unaudited)

Industry Diversity

dollars in thousands			At JBG SMITH Share
		Number of		% of Total	Annualized	% of Total
	Industry	Leases	Square Feet	Square Feet	Rent	Annualized Rent
1	Government	71	2,561,897	26.2%	$104,811	23.5%
2	Business Services	114	1,846,871	18.9%	89,415	20.0%
3	Government Contractors	69	1,417,313	14.5%	66,298	14.9%
4	Member Organizations	69	885,029	9.1%	44,054	9.9%
5	Real Estate	48	600,423	6.1%	27,151	6.1%
6	Legal Services	39	321,633	3.3%	19,777	4.4%
7	Health Services	42	376,453	3.9%	16,035	3.6%
8	Food and Beverage	115	249,358	2.6%	14,546	3.3%
9	Communications	9	152,502	1.6%	5,962	1.3%
10	Educational Services	12	81,562	0.8%	3,613	0.8%
	Other	285	1,281,083	13.0%	54,385	12.2%
	Total	873	9,774,124	100.0%	$446,047	100.0%

Note: Includes all in-place leases as of June 30, 2021 for office and retail space within our operating portfolio.

PORTFOLIO SUMMARY	JUNE 30, 2021 (Unaudited)

Portfolio Summary

				Potential
	Number	Rentable	Number of	Development
	of Assets	Square Feet	Units (1)	Density (2)

Wholly Owned
Operating	46	14,702,054	5,259	—
Under-Construction (3)	1	633,985	808	—
Near-Term Development	9	—	—	4,817,200
Future Development	15	—	—	10,628,100
Total	71	15,336,039	6,067	15,445,300

Real Estate Ventures
Operating	18	5,295,153	2,517	—
Near-Term Development	2	—	—	419,400
Future Development	11	—	—	4,050,000
Total	31	5,295,153	2,517	4,469,400

Total Portfolio	102	20,631,192	8,584	19,914,700

Total Portfolio (at JBG SMITH Share)	102	17,235,093	6,933	16,974,600

Note: At 100% share, unless otherwise indicated.

(1)	For Under-Construction assets, represents estimated number of units based on current design plans.
(2)	Includes estimated potential office, multifamily and retail development density.
(3)	See footnote (3) on page 40.

PROPERTY TABLE - COMMERCIAL	JUNE 30, 2021 (Unaudited)

Property Table - Commercial

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q2 2020‑2021 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2020 - 2021	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)

DC
Universal Buildings	Uptown	100.0%	C	Y / Y	1956 / 1999	659,459	568,351	91,108	64.7%	59.1%	99.6%	$23,447	$53.82	$59.11
2101 L Street	CBD	100.0%	C	Y / Y	1975 / 2007	378,400	347,080	31,320	82.4%	81.4%	92.6%	20,781	67.63	57.46
1730 M Street (5)	CBD	100.0%	C	Y / Y	1964 / 1998	204,838	196,820	8,018	86.1%	85.5%	100.0%	8,721	49.39	51.12
1700 M Street	CBD	100.0%	C	Y / Y	N/A	34,000	—	—	—	—	—	—	—	—
L’Enfant Plaza Office-East (5)	Southwest	49.0%	U	Y / Y	1972 / 2012	397,057	397,057	—	87.9%	87.9%	—	18,220	52.22	—
L’Enfant Plaza Office-North	Southwest	49.0%	U	Y / Y	1969 / 2014	298,666	277,342	21,324	89.9%	90.2%	87.1%	12,368	47.81	22.23
500 L’Enfant Plaza	Southwest	49.0%	U	Y / Y	2019 / N/A	215,218	215,218	—	96.1%	96.1%	—	12,267	59.30	—
L’Enfant Plaza Retail (5)	Southwest	49.0%	U	Y / Y	1968 / 2014	119,291	16,596	102,695	74.7%	100.0%	70.6%	4,972	47.17	57.77
1900 N Street (5)	CBD	55.0%	U	N / N	2019 / N/A	269,035	260,742	8,293	74.1%	76.4%	—	13,640	68.44	—
The Foundry	Georgetown	9.9%	U	Y / Y	1973 / 2017	225,683	218,829	6,854	89.6%	89.3%	100.0%	10,045	49.95	41.29
1101 17th Street	CBD	55.0%	U	Y / Y	1964 / 1999	208,912	199,158	9,754	84.6%	83.8%	100.0%	9,647	53.64	71.14

VA
Courthouse Plaza 1 and 2 (5)	Clarendon/Courthouse	100.0%	C	Y / Y	1989 / 2013	630,111	572,918	57,193	82.3%	80.3%	95.5%	$22,372	$44.77	$32.28
1550 Crystal Drive (6)	National Landing	100.0%	C	Y / Y	1980 / 2020	547,565	449,310	98,255	89.2%	90.0%	82.5%	20,481	41.15	47.48
2121 Crystal Drive	National Landing	100.0%	C	Y / Y	1985 / 2006	505,349	505,349	—	71.3%	71.3%	—	16,839	46.73	—
2345 Crystal Drive	National Landing	100.0%	C	Y / Y	1988 / 2019	500,256	492,364	7,892	88.4%	77.0%	100.0%	18,260	47.80	16.17
RTC-West (6)	Reston	100.0%	C	Y / Y	1988 / 2014	470,055	430,582	39,473	87.0%	86.4%	84.8%	15,758	40.89	66.82
2231 Crystal Drive	National Landing	100.0%	C	Y / Y	1987 / 2009	468,200	416,273	51,927	82.2%	79.2%	97.4%	16,983	45.71	37.89
2011 Crystal Drive	National Landing	100.0%	C	Y / Y	1984 / 2006	441,184	434,422	6,762	68.0%	63.3%	100.0%	13,475	48.52	19.23
2451 Crystal Drive	National Landing	100.0%	C	Y / Y	1990 / 2019	401,902	389,845	12,057	78.9%	78.4%	92.6%	12,779	46.32	38.23
1235 S. Clark Street	National Landing	100.0%	C	Y / Y	1981 / 2007	384,445	336,099	48,346	95.3%	94.6%	100.0%	14,823	43.10	23.10
241 18th Street S. (6)	National Landing	100.0%	C	Y / Y	1977 / 2013	360,687	333,604	27,083	96.5%	88.8%	83.8%	12,360	40.18	20.35
251 18th Street S. (6)	National Landing	100.0%	C	Y / Y	1975 / 2013	337,471	293,403	44,068	93.9%	99.0%	60.0%	13,360	43.58	26.70
1215 S. Clark Street	National Landing	100.0%	C	Y / Y	1983 / 2016	336,159	333,546	2,613	100.0%	100.0%	100.0%	11,028	32.79	35.11
201 12th Street S.	National Landing	100.0%	C	Y / Y	1987 / 2014	329,607	318,482	11,125	99.8%	99.8%	100.0%	11,926	36.07	41.90
800 North Glebe Road	Ballston	100.0%	C	Y / Y	2012 / N/A	303,644	277,397	26,247	98.5%	100.0%	82.3%	16,095	54.45	45.93
2200 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	283,608	283,608	—	82.8%	82.8%	—	10,335	44.01	—
1901 South Bell Street (6)	National Landing	100.0%	C	Y / Y	1968 / 2008	275,037	275,037	—	92.1%	92.1%	—	10,379	40.96	—
1225 S. Clark Street	National Landing	100.0%	C	Y / Y	1982 / 2013	276,594	263,744	12,850	94.3%	94.1%	100.0%	9,889	38.69	22.53
1770 Crystal Drive	National Landing	100.0%	C	N / N	2020 / N/A	273,650	259,651	13,999	98.4%	100.0%	68.5%	11,862	43.46	60.36
Crystal City Marriott (345 Rooms)	National Landing	100.0%	C	Y / Y	1968 / 2013	266,000	—	—	—	—	—	—	—	—
2100 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	253,437	253,437	—	100.0%	100.0%	—	11,404	45.00	—

PROPERTY TABLE - COMMERCIAL	JUNE 30, 2021 (Unaudited)

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q2 2020‑2021 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2020 - 2021	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)
1800 South Bell Street	National Landing	100.0%	C	Y / Y	1969 / 2019	206,186	190,984	15,202	99.2%	100.0%	88.8%	$8,215	$42.69	$4.51
200 12th Street S.	National Landing	100.0%	C	Y / Y	1985 / 2013	202,708	202,708	—	82.6%	82.6%	—	7,813	46.68	—
Crystal Drive Retail	National Landing	100.0%	C	Y / Y	2003 / 2004	56,965	—	56,965	87.9%	—	87.9%	3,104	—	62.00
Crystal City Shops at 2100 (6)	National Landing	100.0%	C	Y / Y	1968 / 2006	53,174	—	53,174	90.4%	—	90.4%	541	—	11.26
2221 S. Clark Street-Office (7)	National Landing	100.0%	C	Y / Y	1964 / 2016	35,182	26,238	8,944	—	—	—	—	—	—
Central Place Tower (5)	Rosslyn	50.0%	U	Y / Y	2018 / N/A	551,794	524,516	27,278	98.1%	98.0%	100.0%	36,340	69.13	29.02
Stonebridge at Potomac Town Center (8)	Prince William County	10.0%	U	Y / Y	2012 / N/A	504,327	—	504,327	93.7%	—	93.6%	15,613	—	33.08
Rosslyn Gateway-North	Rosslyn	18.0%	U	Y / Y	1996 / 2014	145,003	132,249	12,754	75.2%	75.5%	72.3%	4,655	43.52	33.80
Rosslyn Gateway-South	Rosslyn	18.0%	U	Y / Y	1961 / N/A	102,791	95,207	7,584	75.9%	78.7%	40.4%	2,031	25.22	45.63

MD
4747 Bethesda Avenue (9)	Bethesda CBD	100.0%	C	N / N	2019 / N/A	300,508	286,199	14,309	98.0%	93.2%	55.9%	$18,438	$63.80	$178.13
7200 Wisconsin Avenue	Bethesda CBD	100.0%	C	Y / Y	1986 / 2015	268,533	257,567	10,966	65.7%	60.8%	100.0%	8,332	48.38	69.34
One Democracy Plaza (5) (8)	Bethesda- Rock Spring	100.0%	C	Y / Y	1987 / 2013	212,894	210,756	2,138	87.1%	87.0%	100.0%	6,029	32.50	31.81

Operating - Total / Weighted Average						13,295,585	11,542,688	1,452,897	86.3%	84.9%	88.1%	$515,627	$47.83	$39.82

Totals at JBG SMITH Share
Operating assets						11,418,696	10,227,562	891,134	85.9%	84.4%	87.0%	$433,996	$46.86	$42.91

Number of Assets and Total Square Feet Reconciliation
	Number of	At 100% Share	At JBG SMITH Share
Operating Assets	Assets	Square Feet	Square Feet
Q1 2021	42	13,263,928	11,387,653
Placed into service	—	—	—
Dispositions	—	—	—
Out-of-service adjustment	—	(1,924)	(1,924)
Portfolio reclassification (7)	1	35,182	35,182
Building re-measurements	—	(1,601)	(2,215)

Q2 2021	43	13,295,585	11,418,696

See footnotes on page 36.

PROPERTY TABLE - COMMERCIAL	JUNE 30, 2021 (Unaudited)

Footnotes

Note: At 100% share, unless otherwise noted. Excludes our 10% subordinated interest in one commercial building held through a real estate venture in which we have no economic interest.

(1)	"C" denotes a consolidated interest. "U" denotes an unconsolidated interest.
(2)	"Y" denotes an asset as Same Store and "N" denotes an asset as Non-Same Store.
(3)	Represents annualized office rent divided by occupied office SF; annualized retail rent and retail SF are excluded from this metric. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of tenants that only pay percentage rent. Occupied office square footage may differ from leased office square footage because leased office square footage includes space for leases that have been signed but the tenant has not yet taken occupancy.
(4)	Represents annualized retail rent divided by occupied retail SF. Occupied retail square footage may differ from leased retail square footage because leased retail square footage includes space for leases that have been signed but the tenant has not yet taken occupancy.
(5)	The following assets are subject to ground leases:

Ground Lease
Commercial Asset	Expiration Date
1730 M Street (a)	12/31/2118
L’Enfant Plaza Office - East	11/23/2064
L’Enfant Plaza Retail	11/23/2064
1900 N Street (b)	5/31/2106
Courthouse Plaza 1 and 2	1/19/2062
Central Place Tower (a) (c)	6/2/2102
One Democracy Plaza	11/17/2084

(a)	The ground lease is recorded as a financing lease for accounting purposes; therefore, any expense is recorded as interest expense and excluded from NOI.
(b)	Only a portion of the asset is subject to a ground lease.
(c)	We have an option to purchase the ground lease at a fixed price.
(6)	The following assets contain space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from area, leased and occupancy metrics.

		Not Available
Commercial Asset	In-Service	for Lease
1550 Crystal Drive	547,565	1,721
RTC - West	470,055	17,988
241 18th Street S.	360,687	2,420
251 18th Street S.	337,471	1,480
1901 South Bell Street	275,037	1,924
Crystal City Shops at 2100	53,174	19,041

(7)	The commercial portion of 2221 S. Clark Street was bifurcated from the operating multifamily portfolio to the operating commercial portfolio during Q2 2021.
(8)	Not Metro-Served.
(9)	Includes JBG SMITH's lease for approximately 84,400 SF.

PROPERTY TABLE - MULTIFAMILY	JUNE 30, 2021 (Unaudited)

Property Table – Multifamily

														Monthly	Monthly
				Same Store (2):		Number	Total	Multifamily	Retail		Multifamily	Retail	Annualized	Rent	Rent Per
		%		Q2 2020‑2021 /	Year Built /	of	Square	Square	Square		%	%	Rent	Per	Square
Multifamily Assets	Submarket	Ownership	C/U (1)	YTD 2020 - 2021	Renovated	Units	Feet	Feet	Feet	% Leased	Occupied	Occupied	(in thousands)	Unit (3) (4)	Foot (4) (5)

DC
West Half	Ballpark	100.0%	C	N / N	2019 / N/A	465	384,976	343,089	41,887	84.0%	77.6%	65.6%	$11,417	$2,274	$3.35
Fort Totten Square	Brookland/Fort Totten	100.0%	C	Y / Y	2015 / N/A	345	384,956	254,292	130,664	99.6%	98.0%	100.0%	8,950	1,755	2.38
WestEnd25	West End	100.0%	C	Y / Y	2009 / N/A	283	273,264	273,264	—	96.8%	88.3%	—	9,860	3,287	3.39
F1RST Residences	Ballpark	100.0%	C	Y / Y	2017 / N/A	325	270,928	249,456	21,472	95.8%	94.8%	72.4%	9,448	2,244	2.91
1221 Van Street	Ballpark	100.0%	C	Y / Y	2018 / N/A	291	225,530	202,715	22,815	98.1%	94.8%	100.0%	8,315	2,142	3.07
901 W Street	U Street/Shaw	100.0%	C	N / N	2019 / N/A	161	157,767	135,499	22,268	90.3%	88.2%	52.4%	4,968	2,460	2.96
900 W Street	U Street/Shaw	100.0%	C	N / N	2019 / N/A	95	69,183	69,183	—	65.3%	33.7%	—	1,707	4,446	5.67
North End Retail	U Street/Shaw	100.0%	C	Y / Y	2015 / N/A	—	27,355	—	27,355	96.0%	—	96.0%	1,438	—	—
The Gale Eckington	Union Market/NoMa/H Street	5.0%	U	Y / Y	2013/ N/A	603	466,716	465,516	1,200	96.7%	89.6%	100.0%	12,849	1,976	2.55
Atlantic Plumbing	U Street/Shaw	64.0%	U	Y / Y	2015 / N/A	310	245,527	221,788	23,739	96.8%	93.9%	97.4%	9,495	2,379	3.29

VA
RiverHouse Apartments	National Landing	100.0%	C	Y / Y	1960 / 2014	1,676	1,327,551	1,324,889	2,662	97.6%	94.1%	100.0%	$31,449	$1,658	$2.10
The Bartlett	National Landing	100.0%	C	Y / Y	2016 / N/A	699	619,372	577,295	42,077	98.0%	95.3%	100.0%	21,663	2,527	3.06
220 20th Street	National Landing	100.0%	C	Y / Y	2009 / N/A	265	271,476	269,913	1,563	98.9%	96.2%	100.0%	7,765	2,519	2.47
2221 S. Clark Street- Residential (6)	National Landing	100.0%	C	Y / Y	1964 / 2016	216	96,948	96,948	—	50.5%	44.4%	—	2,422	2,102	4.36

MD
Falkland Chase-South & West	Downtown Silver Spring	100.0%	C	Y / Y	1938 / 2011	268	222,754	222,754	—	98.1%	94.8%	—	$5,005	$1,642	$1.98
Falkland Chase-North	Downtown Silver Spring	100.0%	C	Y / Y	1938 / 1986	170	112,186	112,186	—	98.8%	92.9%	—	2,619	1,381	2.11
Galvan	Rockville Pike Corridor	1.8%	U	Y / Y	2015 / N/A	356	390,293	295,033	95,260	98.9%	97.8%	97.1%	11,138	1,780	2.15
The Alaire (7)	Rockville Pike Corridor	18.0%	U	Y / Y	2010 / N/A	279	266,673	251,691	14,982	97.4%	96.1%	90.0%	6,171	1,760	1.95
The Terano (7)	Rockville Pike Corridor	1.8%	U	Y / Y	2015 / N/A	214	196,921	183,496	13,425	97.9%	96.7%	88.8%	4,670	1,723	2.01

Total / Weighted Average						7,021	6,010,376	5,549,007	461,369	95.6%	90.7%	91.7%	$171,349	$2,041	$2.57

Recently Delivered

DC
The Wren (8)	U Street/Shaw	96.1%	C	N / N	2020 / N/A	433	332,682	289,686	42,996	84.5%	70.4%	100.0%	$9,340	$2,203	$3.36

MD
8001 Woodmont (9)	Bethesda CBD	50.0%	U	N/N	2021 / N/A	322	358,564	338,990	19,574	16.0%	4.0%	69.7%	$980	$2,220	$2.30

Total / Weighted Average						755	691,246	628,676	62,570	49.0%	42.1%	90.5%	$10,320	$2,204	$3.30

Operating - Total / Weighted Average						7,776	6,701,622	6,177,683	523,939	90.8%	86.0%	91.5%	$181,669	$2,049	$2.60

Under-Construction

VA
1900 Crystal Drive (10)	National Landing	—	C			808	633,985	595,315	38,670

Total						8,584	7,335,607	6,772,998	562,609

PROPERTY TABLE - MULTIFAMILY	JUNE 30, 2021 (Unaudited)

														Monthly	Monthly
				Same Store (2):		Number	Total	Multifamily	Retail		Multifamily	Retail	Annualized	Rent	Rent Per
		%		Q2 2020‑2021 /	Year Built /	of	Square	Square	Square		%	%	Rent	Per	Square
Multifamily Assets	Submarket	Ownership	C/U (1)	YTD 2020 - 2021	Renovated	Units	Feet	Feet	Feet	% Leased	Occupied	Occupied	(in thousands)	Unit (3) (4)	Foot (4) (5)

Totals at JBG SMITH Share

New In-Service assets (11)						721	611,926	547,771	64,155	83.5%	74.2%	61.0%	$18,092	$2,453	$3.38
Other In-Service assets						4,827	4,071,364	3,802,850	268,514	96.7%	92.2%	97.1%	117,049	2,039	2.56
In-Service assets						5,548	4,683,290	4,350,621	332,669	95.0%	89.8%	90.2%	$135,141	$2,084	$2.64
Recently Delivered assets						577	499,122	447,999	51,123	59.9%	51.9%	94.2%	9,470	2,203	3.32
Operating assets						6,125	5,182,412	4,798,620	383,792	91.6%	86.3%	90.7%	$144,611	$2,091	$2.68
Under-Construction assets						808	633,985	595,315	38,670

Number of Assets and Total Square Feet/Units Reconciliation
	Number of	At 100% Share	At JBG SMITH Share
Operating Assets	Assets	Square Feet/Units	Square Feet/Units
Q1 2021	21	6,781,703 SF/ 7,800 Units	5,108,010 SF/ 5,999 Units
Acquisitions	—	—	—
Placed into service (9)	1	358,564 SF/ 322 Units	179,282 SF/ 161 Units
Dispositions (12)	(1)	(370,850) SF/ (346) Units	(37,085) SF/ (35) Units
Out-of-service adjustment	—	—	—
Portfolio reclassification (6)	—	(35,182) SF	(35,182) SF
Building re-measurements	—	(32,613) SF	(32,613) SF

Q2 2021	21	6,701,622 SF/ 7,776 Units	5,182,412 SF/ 6,125 Units

Quarterly Rental Revenue and Occupancy Changes - Same Store Multifamily Assets
			Monthly Rent Per Unit (3)			Multifamily % Occupied			Annualized Rent (in thousands)
	Number of Assets	Number of Units	Q2 2021	Q2 2020	% Change	Q2 2021	Q2 2020	% Change	Q2 2021	Q2 2020	% Change
DC	6	1,473	$2,305	$2,488	(7.3)%	94.1%	87.7%	6.4%	$38,323	$38,540	(0.6)%
VA	3	2,640	1,978	2,145	(7.8)%	94.6%	90.2%	4.4%	59,288	61,282	(3.3)%
MD	5	498	1,569	1,617	(3.0)%	94.3%	93.2%	1.1%	8,853	9,018	(1.8)%
Total / Weighted Average	14	4,611	$2,038	$2,193	(7.1)%	94.4%	89.7%	4.7%	$106,464	$108,840	(2.2)%

Note: At JBG SMITH Share. Includes assets placed In-Service prior to April 1, 2020. Excludes North End Retail and 2221 S. Clark-Residential.

See footnotes on page 39.

PROPERTY TABLE - MULTIFAMILY	JUNE 30, 2021 (Unaudited)

Footnotes

Note: At 100% share, unless otherwise noted.

(1)	"C" denotes a consolidated interest. "U" denotes an unconsolidated interest.
(2)	"Y" denotes an asset as Same Store and "N" denotes an asset as Non-Same Store.
(3)	Represents multifamily rent divided by occupied multifamily units; retail rent is excluded from this metric. Occupied units may differ from leased units because leased units include leases that have been signed but have not yet commenced.
(4)	Excludes North End Retail.
(5)	Represents multifamily rent divided by occupied multifamily SF; retail rent and retail SF are excluded from this metric. Occupied multifamily square footage may differ from leased multifamily square footage because leased multifamily square footage includes space for leases that have been signed but the tenant has not yet taken occupancy.
(6)	The commercial portion of 2221 S. Clark Street was bifurcated from the operating multifamily portfolio to the operating commercial portfolio during Q2 2021.
(7)	The following assets are subject to ground leases:

Ground Lease
Multifamily Asset	Expiration Date
The Alaire	3/27/2107
The Terano	8/5/2112

(8)	Ownership percentage reflects expected dilution of JBG SMITH's real estate venture partner as contributions are funded. As of June 30, 2021, our ownership interest was 96.0%.
(9)	In Q1 2021, we delivered 7900 Wisconsin Avenue. It was rebranded as 8001 Woodmont and placed into service in Q2 2021.
(10)	See footnote (3) on page 40.
(11)	New In-Service assets include West Half, 901 W Street and 900 W Street.
(12)	In May 2021, our unconsolidated real estate venture sold Fairway Apartments for $93.0 million.

PROPERTY TABLE – UNDER-CONSTRUCTION	JUNE 30, 2021 (Unaudited)

Property Table – Under Construction

dollars in thousands, except per square foot data
					Schedule (1)			At JBG SMITH Share
			Estimated	Estimated		Estimated			Estimated	Estimated
		%	Square	Number of	Construction	Completion	Estimated	Historical	Incremental	Total
Asset	Submarket	Ownership	Feet	Units	Start Date	Date	Stabilization Date	Cost (2)	Investment	Investment

Multifamily
VA
1900 Crystal Drive (3)	National Landing	—	633,985	808	Q1 2021	Q1 2024 - Q3 2024	Q1 2026	$91,480	$330,711	$422,191

Under-Construction - Total / Weighted Average at JBG SMITH Share			633,985	808	Q1 2021	Q1 2024 - Q3 2024	Q1 2026	$91,480	$330,711	$422,191

Weighted average Projected NOI Yield at JBG SMITH Share:	Multifamily
Estimated Total Investment (4)	5.5%
Estimated Incremental Investment	7.0%
Estimated Stabilized NOI at JBG SMITH Share (dollars in millions)	$23.1

Note: At 100% share, unless otherwise noted.

(1)	Average dates are weighted by JBG SMITH Share of estimated SF.
(2)	Historical Cost excludes certain GAAP adjustments, interest and ground lease costs. See definition of Historical Cost on page 52.
(3)	Through the structuring of the 1900 Crystal Drive transaction, we have the ability to facilitate an exchange out of a non-core asset into 1900 Crystal Drive. We leased the land underlying 1900 Crystal Drive to a lessee, which plans to construct a multifamily asset comprising two towers with ground floor retail. The ground lessee has engaged us to be the development manager for the construction of 1900 Crystal Drive, and separately, we are the lessee in a master lease of the asset. We have an option to acquire the asset until a specified period after completion. In March 2021, the ground lessee entered into a mortgage loan collateralized by the leasehold interest with a maximum principal balance of $227.0 million and an interest rate of LIBOR plus 3.0% per annum. As of June 30, 2021, no proceeds had been received from the mortgage loan. The ground lessee was obligated to invest $17.5 million of equity funding, all of which was funded, and JBG SMITH is obligated to provide the additional project funding through a mezzanine loan to the ground lessee. We determined that 1900 Crystal Drive is a variable interest entity ("VIE") and that we are the primary beneficiary of the VIE. Accordingly, we consolidated the VIE with the lessee's ownership interest shown as "Noncontrolling interests" in our balance sheet as of June 30, 2021. The ground lease, the mezzanine loan and the master lease described above are eliminated in consolidation. 1900 Crystal Drive’s full cost, debt balance and other metrics are included at 100% in the at JBG SMITH Share metrics presented within this Investor Package.
(4)	Historical Cost of 1900 Crystal Drive includes $22.6 million of design costs, the majority of which were incurred prior to the Formation Transaction, that are not related to the current planned development. Excluding these costs, 1900 Crystal Drive’s Projected NOI Yield on Estimated Total Investment would be 5.8%.

PROPERTY TABLE – NEAR-TERM DEVELOPMENT	JUNE 30, 2021 (Unaudited)

Property Table – Near-Term Development

dollars in thousands, except per square foot data

			Earliest
			Potential					Estimated	At JBG SMITH Share
		%	Construction	Estimated Potential Development Density (SF)				Number of	Historical
Asset	Submarket	Ownership	Start Date	Total	Office	Multifamily	Retail	Units	Cost (1)

DC
5 M Street Southwest	Ballpark	100.0%	2022	705,400	—	675,400	30,000	615	$23,116
Gallaudet Parcel 1-3 (2)	Union Market/NoMa/H Street	100.0%	2022	818,000	—	756,400	61,600	840	16,509
VA
2000 South Bell Street	National Landing	100.0%	2022	394,400	—	375,900	18,500	365	13,143
2001 South Bell Street	National Landing	100.0%	2022	323,900	—	312,800	11,100	420	11,022
Potomac Yard Landbay F - Block 15 (3)	National Landing	50.0%	2022	181,300	—	164,300	17,000	210	4,967
Potomac Yard Landbay F - Block 19 (3)	National Landing	50.0%	2022	238,100	—	214,800	23,300	260	6,146
2250 Crystal Drive	National Landing	100.0%	2023	677,100	—	677,100	—	825	18,221
223 23rd Street	National Landing	100.0%	2023	512,800	—	512,800	—	700	15,631
2525 Crystal Drive (4)	National Landing	100.0%	Pre-lease Dependent	750,000	750,000	—	—	—	11,438
101 12th Street	National Landing	100.0%	Pre-lease Dependent	239,600	234,400	—	5,200	—	10,578
RTC - West Trophy Office	Reston	100.0%	Pre-lease Dependent	396,000	380,000	—	16,000	—	11,502

Total				5,236,600	1,364,400	3,689,500	182,700	4,235
Total at JBG SMITH Share				5,027,000	1,364,400	3,500,000	162,600	4,000	$142,273

Note: Represents select assets that have the potential to commence construction over the next three years, subject to receipt of full entitlements, completion of design and market conditions.

(1)	Historical Cost includes certain intangible assets, such as option and transferable density rights values recorded as part of the Formation Transaction; and excludes certain GAAP adjustments, such as capitalized interest and ground lease costs. See definition of Historical Cost on page 52.
(2)	Controlled through an option to acquire a leasehold interest. As of June 30, 2021, the weighted average remaining term for the option is 2.3 years.
(3)	In April 2021, we entered into a real estate venture with an institutional investor advised by J.P. Morgan Global Alternatives to design, develop, manage and own approximately 2.0 million SF of new mixed-use development (1.1 million SF of office and 900,000 SF of multifamily) located in Potomac Yard, the southern portion of National Landing. Our venture partner contributed a land site that is entitled for 1.3 million SF of development it controlled at Potomac Yard Landbay F, while we contributed the adjacent land with over 700,000 SF of estimated development capacity at Potomac Yard Landbay G. In addition to our 50.0% ownership in the venture, we will act as pre-developer, developer, property manager and leasing agent for all future commercial and residential properties on the site. As a result of this transaction, our at share ownership of development rights in Potomac Yardi increased by over 285,000 SF, increasing our economic ownership interest in this emerging-growth submarket to 79% of all unencumbered Future Development Pipeline density. We recognized an $11.3 million gain on the land contributed to the real estate venture based on the cash received and the remeasurement of our retained interest in the asset.
(4)	Estimated Potential Development Density (SF) use is subject to change based on market demand and entitlement.

PROPERTY TABLE - FUTURE DEVELOPMENT	JUNE 30, 2021 (Unaudited)

Property Table – Future Development

dollars in thousands, except per square foot data, at JBG SMITH Share						Estimated			Estimated	Estimated
						Commercial		Estimated	Capitalized	Capitalized		Estimated
						SF / Multifamily		Remaining	Cost of SF /	Cost of	Estimated	Total
	Number of	Estimated Potential Development Density (SF)				Units to be	Historical	Acquisition	Units to Be	Ground Rent	Total	Investment
Region	Assets	Total	Office	Multifamily	Retail	Replaced (1)	Cost (2)	Cost (3)	Replaced (4)	Payments (5)	Investment	per SF

Owned
DC
DC	6	1,024,400	312,100	703,300	9,000	—	$79,889	N/A	$—	$—	$79,889	$77.99
VA
National Landing (6)	8	4,141,500	1,610,800	2,433,000	97,700	206,186 SF	172,930	N/A	103,000	—	275,930	66.63
Reston	3	2,140,600	544,800	1,409,800	186,000	—	67,315	N/A	—	—	67,315	31.45
Other VA	3	148,000	88,200	54,000	5,800	21,675 SF	1,496	N/A	3,045	—	4,541	30.68
	14	6,430,100	2,243,800	3,896,800	289,500	227,861 SF	241,741	N/A	106,045	—	347,786	54.09
MD
Silver Spring	1	1,276,300	—	1,156,300	120,000	170 units	15,128	N/A	33,600	—	48,728	38.18
Greater Rockville	1	1,200	—	—	1,200	—	19	N/A	—	—	19	15.83
	2	1,277,500	—	1,156,300	121,200	170 units	15,147	N/A	33,600	—	48,747	38.16
Total / weighted average	22	8,732,000	2,555,900	5,756,400	419,700	227,861 SF / 170 units	$336,777	N/A	$139,645	$—	$476,422	$54.56

Optioned (7)
DC
DC	3	1,133,600	—	1,013,900	119,700	—	$9,039	$21,850	$—	$29,434	$60,323	$53.21

Held for Sale
VA
National Landing (8)	1	2,082,000	2,082,000	—	—	—	$76,089	N/A	$—	$—	$76,089	$36.55

Total / Weighted Average	26	11,947,600	4,637,900	6,770,300	539,400	227,861 SF / 170 units	$421,905	$21,850	$139,645	$29,434	$612,834	$51.29

(1)	Represents management's estimate of the total office and/or retail rentable SF and multifamily units that would need to be redeveloped to access some of the Estimated Potential Development Density.
(2)	Historical Cost includes certain intangible assets, such as option and transferable density rights values recorded as part of the Formation Transaction; and excludes certain GAAP adjustments, such as capitalized interest and ground lease costs. See definition of Historical Cost on page 52.
(3)	Represents management's estimate of remaining deposits, option payments, and option strike prices as of June 30, 2021.
(4)	Capitalized value of estimated commercial SF / multifamily units to be replaced, which generated approximately $2.1 million of NOI for the three months ended June 30, 2021 (included in the NOI of the applicable operating segment), at a 6.0% capitalization rate.
(5)	Capitalized value of stabilized annual ground rent payments associated with leasehold assets at a 5.0% capitalization rate. One owned parcel and one optioned parcel are leasehold interests with estimated annual stabilized ground rent payments totaling $1.5 million.
(6)	See footnote (3) on page 41.
(7)	As of June 30, 2021, the weighted average remaining term for the optioned Future Development Pipeline assets is 3.7 years.
(8)	Represents the Estimated Potential Development Density that we have under contract for sale to Amazon pursuant to an executed purchase and sale agreement. In March 2019, we entered into an agreement for the sale of Pen Place, a land site with an Estimated Potential Development Density of approximately 2.1 million SF, for approximately $149.9 million.

DISPOSITION ACTIVITY	JUNE 30, 2021 (Unaudited)

Disposition Activity

dollars in thousands, at JBG SMITH Share
					Total Square Feet/
					Estimated Potential
					Development
	Ownership				Density	Gross Sales	Net Cash
Assets	Percentage	Asset Type	Location	Date Disposed	(Square Feet)	Price	Proceeds	Book Gain

Q1 2021
None						$—	$—	$—

Q2 2021
Fairway Apartments/Fairway Land	10.0%	Multifamily / Future Development	Reston, VA	May 3, 2021	37,085 / 52,620	9,300	4,583	2,094
Courthouse Metro Land/Courthouse Metro Land – Option	18.0%	Future Development	Arlington, VA	May 19, 2021	62,820	540	624	2,352
5615 Fishers Lane	18.0%	Future Development	Rockville, MD	May 27, 2021	19,170	1,170	1,099	743

Total					37,085 / 134,610	$11,010	$6,306	$5,189

Note: As of June 30, 2021, Pen Place was classified as held for sale in our condensed consolidated balance sheet. In March 2019, we entered into an agreement for the sale of Pen Place, a land site with an Estimated Potential Development Density of approximately 2.1 million SF.

DEBT SUMMARY	JUNE 30, 2021 (Unaudited)

Debt Summary

dollars in thousands, at JBG SMITH Share	2021	2022	2023	2024	2025	Thereafter	Total

Consolidated and Unconsolidated Principal Balance
Unsecured Debt:
Revolving credit facility ($1 billion commitment)	$—	$—	$—	$—	$—	$—	$—
Term loans ($400 million commitment)	—	—	200,000	200,000	—	—	400,000
Total unsecured debt	—	—	200,000	200,000	—	—	400,000
Secured Debt:
Consolidated principal balance (1)	—	107,500	169,954	129,297	555,829	637,946	1,600,526
Unconsolidated principal balance	—	126,103	109,738	—	123,791	42,787	402,419
Total secured debt (1)	—	233,603	279,692	129,297	679,620	680,733	2,002,945

Total Consolidated and Unconsolidated Principal Balance (1)	$—	$233,603	$479,692	$329,297	$679,620	$680,733	$2,402,945

% of total debt maturing	—	9.7%	20.0%	13.7%	28.3%	28.3%	100.0%
% floating rate (2)	—	51.6%	22.9%	—	30.5%	82.3%	41.5%
% fixed rate (3)	—	48.4%	77.1%	100.0%	69.5%	17.7%	58.5%

Weighted Average Interest Rates
Variable rate	—	1.72%	3.75%	—	1.72%	2.25%	2.24%
Fixed rate	—	3.60%	3.75%	3.07%	4.35%	4.25%	3.82%
Total Weighted Average Interest Rates	—	2.63%	3.75%	3.07%	3.55%	2.60%	3.17%

	Credit Facility
	Revolving
	Credit	Tranche A‑1	Tranche A‑2	Total/Weighted
	Facility	Term Loan	Term Loan	Average
Credit limit	$1,000,000	$200,000	$200,000	$1,400,000
Outstanding principal balance	$—	$200,000	$200,000	$400,000
Letters of credit	$1,466	$—	$—	$1,466
Undrawn capacity	$998,534	$—	$—	$998,534
Interest rate spread (4)	1.05%	1.20%	1.15%	1.18%
All-In interest rate (5)	1.15%	2.59%	2.49%	2.54%
Initial maturity date	Jan‑25	Jan‑23	Jul‑24	—

(1)	In July 2021, we entered into a mortgage loan with a principal balance of $85.0 million, collateralized by 1225 S. Clark Street. The mortgage loan has a seven-year term and an interest rate of L + 1.60% per annum.
(2)	Floating rate debt includes floating rate loans with interest rate caps.
(3)	Fixed rate debt includes floating rate loans with interest rate swaps.
(4)	The interest rate for the revolving credit facility excludes a 0.15% facility fee.
(5)	The all-in interest rate is inclusive of interest rate swaps. As of June 30, 2021, we had interest rates swaps for the Tranche A-1 Term Loan and the Tranche A-2 Term Loan.

DEBT BY INSTRUMENT	JUNE 30, 2021 (Unaudited)

Debt by Instrument

dollars in thousands			Stated	Interest	Current	Initial	Extended
		Principal	Interest	Rate	Annual	Maturity	Maturity
Asset	% Ownership	Balance	Rate	Hedge	Interest Rate (1)	Date	Date (2)

Consolidated
Credit Facility - Tranche A‑1 Term Loan	100.0%	200,000	L + 1.20%	Swap	2.59%	01/18/23	01/18/23
2121 Crystal Drive	100.0%	131,535	5.51%	Fixed	5.51%	03/01/23	03/01/23
Falkland Chase - South & West	100.0%	38,419	3.78%	Fixed	3.78%	06/01/23	06/01/23
800 North Glebe Road	100.0%	107,500	L + 1.60%	Swap	3.60%	06/30/22	06/30/24
Credit Facility - Tranche A‑2 Term Loan	100.0%	200,000	L + 1.15%	Swap	2.49%	07/18/24	07/18/24
2101 L Street	100.0%	129,297	3.97%	Fixed	3.97%	08/15/24	08/15/24
201 12th Street S., 200 12th Street S., and 251 18th Street S.	100.0%	83,319	7.94%	Fixed	7.94%	01/01/25	01/01/25
Credit Facility - Revolving Credit Facility	100.0%	—	L + 1.05%	—	1.15%	01/07/25	01/07/25
RiverHouse Apartments	100.0%	307,710	L + 1.28%	Swap	3.47%	04/01/25	04/01/25
1730 M Street	100.0%	47,500	L + 1.25%	Swap	3.92%	12/21/25	12/21/25
1900 Crystal Drive (3) (4)	—	—	L + 3.00%	—	3.25%	04/25/26	04/25/26
4747 Bethesda Avenue	100.0%	175,000	L + 1.35%	Cap	1.45%	02/20/27	02/20/27
RTC - West (4)	100.0%	117,300	L + 1.40%	—	1.65%	04/22/25	04/22/27
1235 S. Clark Street	100.0%	78,000	3.94%	Fixed	3.94%	11/01/27	11/01/27
1221 Van Street	100.0%	87,253	L + 2.51%	Cap	2.61%	08/01/30	08/01/30
220 20th Street	100.0%	80,240	L + 2.51%	Cap	2.61%	08/01/30	08/01/30
The Bartlett	100.0%	217,453	L + 2.51%	Cap	2.61%	08/01/30	08/01/30
Total Consolidated Principal Balance (5)		2,000,526
Premium / (discount) recognized as a result of the Formation Transaction		739
Deferred financing costs - mortgage loans (6)		(14,268)
Deferred financing costs - credit facility (6)		(7,503)
Total Consolidated Indebtedness (5)		$1,979,494

Total Consolidated Indebtedness (net of premium / (discount) and deferred financing costs)
Mortgages payable (5)		$1,591,143
Revolving credit facility		—
Deferred financing costs, net (included in other assets) (6)		(9,971)
Unsecured term loan		398,322
Total Consolidated Indebtedness (5)		$1,979,494

DEBT BY INSTRUMENT	JUNE 30, 2021 (Unaudited)

dollars in thousands			Stated	Interest	Current	Initial	Extended
		Principal	Interest	Rate	Annual	Maturity	Maturity
Asset	% Ownership	Balance	Rate	Hedge	Interest Rate (1)	Date	Date (2)

Unconsolidated
Atlantic Plumbing	64.0%	100,000	L + 1.50%	—	1.60%	11/08/22	11/08/22
Stonebridge at Potomac Town Center (4)	10.0%	84,600	L + 3.50%	—	3.75%	12/10/22	12/10/22
Galvan	1.8%	89,500	L + 2.20%	—	2.30%	03/03/23	03/03/23
L’Enfant Plaza Office - North, L’Enfant Plaza Office - East, L’Enfant Plaza Retail (7)	49.0%	$208,984	L + 3.65%	Cap	3.90%	05/09/23	05/09/24
Rosslyn Gateway - North, Rosslyn Gateway - South	18.0%	49,479	L + 2.00%	Cap	2.10%	08/29/22	08/29/24
500 L’Enfant Plaza	49.0%	80,000	L + 1.30%	Cap	1.40%	10/25/22	10/25/24
The Foundry	9.9%	58,000	L + 1.40%	Cap	1.50%	12/12/23	12/12/24
The Alaire	18.0%	46,568	L + 1.82%	Cap	1.92%	03/01/25	03/01/25
1101 17th Street	55.0%	60,000	L + 1.25%	Swap	4.13%	06/13/25	06/13/25
The Gale Eckington	5.0%	110,813	L + 1.60%	Swap	3.56%	07/31/22	07/31/25
The Terano	1.8%	34,000	L + 1.35%	Swap	4.45%	11/09/25	11/09/25
8001 Woodmont	50.0%	85,573	4.82%	Fixed	4.82%	01/15/27	01/15/27
1900 N Street	55.0%	148,722	L + 1.70%	Cap	1.80%	04/30/25	04/30/27
Total Unconsolidated Principal Balance		1,156,239
Deferred financing costs		(6,650)
Total Unconsolidated Indebtedness		$1,149,589

Principal Balance at JBG SMITH Share
Consolidated principal balance at JBG SMITH Share (5)		$2,000,526
Unconsolidated principal balance at JBG SMITH Share		402,419
Total Consolidated and Unconsolidated Principal Balance at JBG SMITH Share (5)		$2,402,945

Indebtedness at JBG SMITH Share (net of premium / (discount) and deferred financing costs)
Consolidated indebtedness at JBG SMITH Share (5)		$1,979,494
Unconsolidated indebtedness at JBG SMITH Share		399,262
Total Consolidated and Unconsolidated Indebtedness at JBG SMITH Share (5)		$2,378,756

(1)	June 30, 2021 one-month LIBOR of 0.10% applied to loans which are denoted as floating (no swap) or floating with a cap, except as otherwise noted.
(2)	Represents the maturity date based on execution of all extension options. Many of these extensions are subject to lender covenant tests.
(3)	In March 2021, we leased the land associated with 1900 Crystal Drive to a lessee which will construct the asset. In March 2021, the ground lessee entered into a mortgage loan collateralized by the asset with a maximum principal balance of $227.0 million. See footnote (3) on page 40 for additional information.
(4)	The base rate for this loan was 0.25% as of June 30, 2021.
(5)	In July 2021, we entered into a mortgage loan with a principal balance of $85.0 million, collateralized by 1225 S. Clark Street. The mortgage loan has a seven-year term and an interest rate of L + 1.60% per annum.
(6)	As of June 30, 2021, net deferred financing costs related to an unfunded mortgage loan totaling $4.2 million and the revolving credit facility totaling $5.8 million were included in "Other assets, net" in our condensed consolidated balance sheet.
(7)	The base rate for this loan is three-month LIBOR, which was 0.25% as of June 30, 2021.

CONSOLIDATED REAL ESTATE VENTURES	JUNE 30, 2021 (Unaudited)

Consolidated Real Estate Ventures

	Asset Type	City	Submarket	% Ownership	Total Square Feet
MRP Realty
The Wren (1)	Multifamily	Washington, DC	U Street/Shaw	96.1%	332,682

Total Consolidated Real Estate Ventures					332,682

Note: Total SF at 100% share.

(1)	Ownership percentage reflects expected dilution of JBG SMITH's real estate venture partner as contributions are funded. As of June 30, 2021, JBG SMITH's ownership interest was 96.0%.

UNCONSOLIDATED REAL ESTATE VENTURES	JUNE 30, 2021 (Unaudited)

Unconsolidated Real

Estate Ventures

	Asset Type	City	Submarket	% Ownership	Total Square Feet
Landmark
L’Enfant Plaza Office - East	Commercial	Washington, DC	Southwest	49.0%	397,057
L’Enfant Plaza Office - North	Commercial	Washington, DC	Southwest	49.0%	298,666
500 L’Enfant Plaza	Commercial	Washington, DC	Southwest	49.0%	215,218
L’Enfant Plaza Retail	Commercial	Washington, DC	Southwest	49.0%	119,291
Rosslyn Gateway - North	Commercial	Arlington, VA	Rosslyn	18.0%	145,003
Rosslyn Gateway - South	Commercial	Arlington, VA	Rosslyn	18.0%	102,791
Galvan	Multifamily	Rockville, MD	Rockville Pike Corridor	1.8%	390,293
The Alaire	Multifamily	Rockville, MD	Rockville Pike Corridor	18.0%	266,673
The Terano	Multifamily	Rockville, MD	Rockville Pike Corridor	1.8%	196,921
Rosslyn Gateway - South Land	Future Development	Arlington, VA	Rosslyn	18.0%	498,500
Rosslyn Gateway - North Land	Future Development	Arlington, VA	Rosslyn	18.0%	311,000
L’Enfant Plaza Office - Center	Future Development	Washington, DC	Southwest	49.0%	350,000
12511 Parklawn Drive	Future Development	Rockville, MD	Rockville Pike Corridor	18.0%	6,500
					3,297,913

J.P. Morgan Global Alternatives (1)
Potomac Yard Landbay F - Block 15	Multifamily	Alexandria, VA	National Landing	50.0%	181,300
Potomac Yard Landbay F - Block 19	Multifamily	Alexandria, VA	National Landing	50.0%	238,100
Potomac Yard Landbay G	Future Development	Alexandria, VA	National Landing	50.0%	712,000
Potomac Yard Landbay F	Future Development	Alexandria, VA	National Landing	50.0%	901,000
					2,032,400

CBREI Venture
Stonebridge at Potomac Town Center	Commercial	Woodbridge, VA	Prince William County	10.0%	504,327
The Foundry	Commercial	Washington, DC	Georgetown	9.9%	225,683
The Gale Eckington	Multifamily	Washington, DC	Union Market / NoMa / H Street	5.0%	466,716
Atlantic Plumbing	Multifamily	Washington, DC	U Street/Shaw	64.0%	245,527
Stonebridge at Potomac Town Center - Land	Future Development	Woodbridge, VA	Prince William County	10.0%	22,900
					1,465,153

UNCONSOLIDATED REAL ESTATE VENTURES	JUNE 30, 2021 (Unaudited)

	Asset Type	City	Submarket	% Ownership	Total Square Feet

Canadian Pension Plan Investment Board
1900 N Street	Commercial	Washington, DC	CBD	55.0%	269,035
1101 17th Street	Commercial	Washington, DC	CBD	55.0%	208,912
					477,947

Bresler / Brookfield
Waterfront Station	Future Development	Washington, DC	Southwest	2.5%	662,600

Brandywine
1250 1st Street	Future Development	Washington, DC	Union Market / NoMa / H Street	30.0%	265,800
51 N Street	Future Development	Washington, DC	Union Market / NoMa / H Street	30.0%	177,500
50 Patterson Street	Future Development	Washington, DC	Union Market / NoMa / H Street	30.0%	142,200
					585,500

Prudential Global Investment Management
Central Place Tower	Commercial	Arlington, VA	Rosslyn	50.0%	551,794

Berkshire Group
8001 Woodmont	Multifamily	Bethesda, MD	Bethesda CBD	50.0%	358,564

Total Unconsolidated Real Estate Ventures					9,431,871

Note: Total SF at 100% share.

(1)	J.P. Morgan Global Alternatives is the advisor for an institutional investor.

DEFINITIONS	JUNE 30, 2021

Definitions

"Annualized Rent" is defined as (i) for commercial assets, or the retail component of a mixed-use asset, the in-place monthly base rent before Free Rent, plus tenant reimbursements as of June 30, 2021, multiplied by 12, and (ii) for multifamily assets, or the multifamily component of a mixed-use asset, the in-place monthly base rent before Free Rent as of June 30, 2021, multiplied by 12. Annualized Rent excludes rent from leases that have been signed but the tenant has not yet taken occupancy. The in-place monthly base rent does not take into consideration temporary rent relief arrangements.

"Annualized Rent per Square Foot" is defined as (i) for commercial assets, annualized office rent divided by occupied office square feet and annualized retail rent divided by occupied retail square feet; and (ii) for multifamily assets, monthly multifamily rent divided by occupied multifamily square feet; annualized retail rent and retail square feet are excluded from this metric. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but have not yet commenced.

"Development Pipeline" refers to the Near-Term Development and Future Development Pipelines.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA and EBITDAre are used by management as supplemental operating performance measures, which we believe help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization on our assets). EBITDAre is computed in accordance with the definition established by NAREIT. NAREIT defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expenses, gains and losses on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.

Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results. A reconciliation of net income (loss) to EBITDA, EBITDAre and Adjusted EBITDA is presented on page 15.

"Estimated Incremental Investment" means management's estimate of the remaining cost to be incurred in connection with the development of an asset as of June 30, 2021, including all remaining acquisition costs, hard costs, soft costs, tenant improvements (excluding Free Rent converted to tenant improvement allowances), leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs and ground rent expenses. Actual incremental investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.

"Estimated Potential Development Density" reflects management's estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of June 30, 2021. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other factors, we make no assurance that Estimated Potential Development Density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.

DEFINITIONS	JUNE 30, 2021

"Estimated Total Investment" means, with respect to the development of an asset, the sum of the Historical Cost in such asset and the Estimated Incremental Investment for such asset. Actual total investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.

"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

"Free Rent" means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).

Funds from Operations ("FFO"), "Core FFO" and Funds Available for Distribution ("FAD") are non-GAAP financial measures. FFO is computed in accordance with the definition established by NAREIT in the NAREIT FFO White Paper - 2018 Restatement. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures.

Core FFO represents FFO adjusted to exclude items (net of tax) which we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gains (or losses) on extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, amortization of the management contracts intangible and the mark-to-market of derivative instruments.

FAD represents Core FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption payments, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non-GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non-GAAP measures exclude real estate depreciation and amortization expense and other non-comparable income and expenses, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies. A reconciliation of net income (loss) to FFO, Core FFO and FAD is presented on pages 16-17.

"Future Development Pipeline" refers to assets that are development opportunities on which we do not intend to commence construction within the next three years where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into, a leasehold interest with respect to land.

"GAAP" means accounting principles generally accepted in the United States.

"Historical Cost" is a non-GAAP measure which includes the total Historical Cost incurred by JBG SMITH with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements (excluding Free Rent converted to tenant improvement allowances), leasing costs and other similar costs, but excluding any financing costs and ground rent expenses incurred as of June 30, 2021.

"In-Service" refers to commercial or multifamily assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of June 30, 2021.

DEFINITIONS	JUNE 30, 2021

"JBG SMITH Share" refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures.

"Metro-Served" means locations, submarkets or assets that are within 0.5 miles of an existing or planned Metro station.

"Monthly Rent Per Unit" represents multifamily rent for the month ended June 30, 2021 divided by occupied units; retail rent is excluded from this metric.

"Near-Term Development Pipeline" refers to select assets that have the potential to commence construction over the next three years, subject to receipt of full entitlements, completion of design and market conditions.

"Net Debt" is a non-GAAP financial measurement. Net Debt represents our total consolidated and unconsolidated indebtedness less cash and cash equivalents at our share. Net Debt is an important component in the calculations of Net Debt to Annualized Adjusted EBITDA and Net Debt / total enterprise value. We believe that Net Debt is a meaningful non-GAAP financial measure useful to investors because we review Net Debt as part of the management of our overall financial flexibility, capital structure and leverage. We may utilize a considerable portion of our cash and cash equivalents at any given time for purposes other than debt reduction. In addition, cash and cash equivalents at our share may not be solely controlled by us. The deduction of cash and cash equivalents at our share from consolidated and unconsolidated indebtedness in the calculation of Net Debt, therefore, should not be understood to mean that it is available exclusively for debt reduction at any given time.

Net Operating Income ("NOI"), "Annualized NOI", "Estimated Stabilized NOI" and "Projected NOI Yield" are non-GAAP financial measures management uses to assess a segment's performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of Free Rent and payments associated with assumed lease liabilities) less operating expenses and ground rent, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and the amortization of acquired above-market leases and below-market ground lease intangibles. Management uses NOI as a supplemental performance measure of our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently. We believe to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended June 30, 2021 multiplied by four. Due to seasonality in the hospitality business, Annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of June 30, 2021. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the Annualized NOI shown will reflect our actual results of operations over any 12-month period.

This Investor Package also contains management's estimate of stabilized NOI and projections of NOI yield for Under-Construction and Near-Term Development Pipeline assets, which are based on management's estimates of property-related revenue and operating expenses for each asset. These estimates are inherently uncertain and represent management's plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The property-related revenues and operating expenses for our assets may differ materially from the estimates included in this Investor Package. Management's projections of NOI yield are not projections of our overall financial performance or cash flow, and there can be no assurance that the Projected NOI Yield set forth in this Investor Package will be achieved.

DEFINITIONS	JUNE 30, 2021

Projected NOI Yield means our Estimated Stabilized NOI reported as a percentage of (i) Estimated Total Investment and (ii) Estimated Incremental Investment. Actual initial full year stabilized NOI yield may vary from the Projected NOI Yield based on the actual incremental investment to complete the asset and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the Projected NOI Yields described in this Investor Package.

We do not provide reconciliations for non-GAAP estimates on a future basis, including Estimated Stabilized NOI because we are unable to provide a meaningful or accurate calculation or estimate of reconciling items and the information is not available without unreasonable effort. This inability is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income (loss). Additionally, no reconciliation of Projected NOI Yield to the most directly comparable GAAP measure is included in this Investor Package because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

"Non-Same Store" refers to all operating assets excluded from the Same Store pool.

"Percent Leased" is based on leases signed as of June 30, 2021, and is calculated as total rentable square feet less rentable square feet available for lease divided by total rentable square feet expressed as a percentage. Out-of-service square feet are excluded from this calculation.

"Percent Occupied" is based on occupied rentable square feet/units as of June 30, 2021, and is calculated as (i) for office and retail space, total rentable square feet less unoccupied square feet divided by total rentable square feet, (ii) for multifamily space, total units less unoccupied units divided by total units, expressed as a percentage. Out-of-service square feet and units are excluded from this calculation.

"Pro Rata Adjusted General and Administrative Expenses", a non-GAAP financial measure, represents general and administrative expenses adjusted for share-based compensation expense related to the Formation Transaction and special equity awards and the general and administrative expenses of our third-party asset management and real estate services business that are directly reimbursed. We believe that adjusting such items not considered part of our comparable operations provides a meaningful measure to assess our general and administrative expenses as compared to similar real estate companies and in general.

"Recently Delivered" refers to commercial and multifamily assets that are below 90% leased and have been delivered within the 12 months ended June 30, 2021.

"Same Store" refers to the pool of assets that were In-Service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

"Second-Generation Lease" is a lease on space that had been vacant for less than nine months.

"Signed But Not Yet Commenced Leases" means leases that, as of June 30, 2021, have been executed but for which rent has not commenced.

"Square Feet" or "SF" refers to the area that can be rented to tenants, defined as (i) for commercial assets, rentable square footage defined in the current lease and for vacant space the rentable square footage defined in the previous lease for that space, (ii) for multifamily assets, management's estimate of approximate rentable square feet, (iii) for Under-Construction assets, management's estimate of approximate rentable square feet based on current design plans as of June 30, 2021, and (iv) for Near-Term and Future Development Pipeline assets, management's estimate of developable gross square feet based on its current business plans with respect to real estate owned or controlled as of June 30, 2021.

"Transaction and Other Costs" include demolition costs, integration and severance costs, pursuit costs related to other completed, potential and pursued transactions, as well as other expenses.

"Under-Construction" refers to assets that were under construction during the three months ended June 30, 2021.

APPENDIX – TRANSACTION AND OTHER COSTS	JUNE 30, 2021

	Three Months Ended
dollars in thousands	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020

Transaction and Other Costs
Demolition costs (1)	$439	$1,008	$503	$179	$—
Integration and severance costs	222	240	628	406	1,351
Completed, potential and pursued transaction expenses (2)	1,609	2,442	13	260	21
Total	$2,270	$3,690	$1,144	$845	$1,372

(1)	For Q2 2021 and Q1 2021 related to 2000 South Bell Street and 2001 South Bell Street. For Q4 2020 and Q3 2020 related to 223 23rd Street and 2250 Crystal Drive.
(2)	For Q1 2021, includes $1.1 million of costs incurred in connection with the 1900 Crystal Drive transaction attributable to noncontrolling interests.

APPENDIX - EBITDA, EBITDAre AND ADJUSTED EBITDA (NON-GAAP)	JUNE 30, 2021 (Unaudited)

Are Appendix – EBITDAAre and Adjusted EBITDA

	Three Months Ended
dollars in thousands	Q2 2021		Q1 2021		Q4 2020		Q3 2020		Q2 2020

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$(3,318)		$(24,069)		$(50,168)		$(25,005)		$(40,263)
Depreciation and amortization expense	56,678		64,726		64,170		56,481		52,616
Interest expense (1)	16,773		16,296		17,661		16,885		15,770
Income tax expense (benefit)	(5)		4,315		(544)		(488)		(888)
Unconsolidated real estate ventures allocated share of above adjustments	10,581		10,164		10,072		9,987		10,692
EBITDA attributable to noncontrolling interests	(41)		1,071		(2)		(4)		(6)
EBITDA	$80,668		$72,503		$41,189		$57,856		$37,921
Gain on sale of real estate	(11,290)		—		—		—		—
(Gain) loss on sale from unconsolidated real estate ventures	(5,189)		—		(826)		—		2,952
Real estate impairment loss (2)	—		—		7,805		—		—
Impairment of investment in unconsolidated real estate venture (3)	—		—		—		—		6,522
EBITDAre	$64,189		$72,503		$48,168		$57,856		$47,395
Transaction and Other Costs (4)	2,270		2,582		1,144		845		1,372
Impairment loss (2)	—		—		2,427		—		—
Loss on extinguishment of debt	—		—		29		—		—
Share-based compensation related to Formation Transaction and special equity awards	4,441		4,945		6,246		7,133		8,858
Earnings (losses) and distributions in excess of our investment in unconsolidated real estate venture	(92)		(330)		(152)		(436)		(245)
Unconsolidated real estate ventures allocated share of above adjustments	9		31		90		—		747

Adjusted EBITDA	$70,817		$79,731		$57,952		$65,398		$58,127

Net Debt to Annualized Adjusted EBITDA (5)	7.6	x	6.8	x	9.2	x	7.7	x	8.1	x

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Net Debt (at JBG SMITH Share)
Consolidated indebtedness (6)	$1,979,494	$1,979,208	$1,985,061	$2,081,456	$2,202,667
Unconsolidated indebtedness (6)	399,262	401,389	395,550	393,398	411,599
Total consolidated and unconsolidated indebtedness	2,378,756	2,380,597	2,380,611	2,474,854	2,614,266
Less: cash and cash equivalents	217,543	223,142	241,066	465,532	724,246
Net Debt (at JBG SMITH Share)	$2,161,213	$2,157,455	$2,139,545	$2,009,322	$1,890,020

Note: All EBITDA measures as shown above are attributable to OP Units.

(1)	Interest expense includes the amortization of deferred financing costs and the ineffective portion of any interest rate swaps or caps, net of capitalized interest.
(2)	During Q4 2020, we determined that a commercial asset was impaired due to a decline in the fair value of the asset and recorded an impairment loss of $10.2 million, of which $7.8 million related to real estate. The remaining $2.4 million of the impairment loss was attributable to the right-of-use asset associated with the property’s ground lease.
(3)	During Q2 2020, we determined that our investment in the venture that owned The Marriott Wardman Park hotel was impaired due to a decline in the fair value of the underlying asset and recorded an impairment loss of $6.5 million, which reduced the net book value of our investment to zero, and we suspended equity loss recognition for the venture after Q2 2020. In Q3 2020, we transferred our interest in this venture to our former venture partner.
(4)	See page 55 for the components of Transaction and Other Costs. For Q1 2021, excludes $1.1 million of transaction costs attributable to noncontrolling interests.
(5)	Calculated using the Net Debt below. Adjusted EBITDA is annualized by multiplying by four.
(6)	Net of premium/discount and deferred financing costs.

APPENDIX - FFO, CORE FFO AND FAD (NON-GAAP)	JUNE 30, 2021 (Unaudited)

Appendix – FFO, Core FFO and FAD

	Three Months Ended
in thousands, except per share data	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020

FFO and Core FFO
Net income (loss) attributable to common shareholders	$(2,973)	$(20,731)	$(45,655)	$(22,793)	$(36,780)
Net income (loss) attributable to redeemable noncontrolling interests	(345)	(2,230)	(4,513)	(2,212)	(3,483)
Net loss attributable to noncontrolling interests	—	(1,108)	—	—	—
Net income (loss)	(3,318)	(24,069)	(50,168)	(25,005)	(40,263)
Gain on sale of real estate	(11,290)	—	—	—	—
(Gain) loss on sale from unconsolidated real estate ventures	(5,189)	—	(826)	—	2,952
Real estate depreciation and amortization	54,475	62,500	61,865	54,004	49,924
Real estate impairment loss (1)	—	—	7,805	—	—
Impairment of investment in unconsolidated real estate venture (2)	—	—	—	—	6,522
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	7,277	7,311	7,219	7,350	7,498
FFO attributable to noncontrolling interests	(41)	1,071	(2)	(4)	(6)
FFO Attributable to OP Units	$41,914	$46,813	$25,893	$36,345	$26,627
FFO attributable to redeemable noncontrolling interests	(4,054)	(4,485)	(2,810)	(3,945)	(2,911)
FFO attributable to common shareholders	$37,860	$42,328	$23,083	$32,400	$23,716

FFO attributable to OP Units	$41,914	$46,813	$25,893	$36,345	$26,627
Transaction and Other Costs, net of tax (3)	2,241	2,552	1,071	798	1,212
Impairment loss (1)	—	—	2,427	—	—
(Gain) loss from mark-to-market on derivative instruments	46	(133)	11	203	17
Loss on extinguishment of debt	—	—	29	—	—
Earnings (losses) and distributions in excess of our investment in unconsolidated real estate venture	(92)	(330)	(152)	(436)	(245)
Share-based compensation related to Formation Transaction and special equity awards	4,441	4,945	6,246	7,133	8,858
Amortization of management contracts intangible, net of tax	1,073	1,072	1,073	1,072	1,073
Unconsolidated real estate ventures allocated share of above adjustments	6	(10)	36	(55)	727
Core FFO Attributable to OP Units	$49,629	$54,909	$36,634	$45,060	$38,269
Core FFO attributable to redeemable noncontrolling interests	(4,800)	(5,260)	(3,976)	(4,891)	(4,184)
Core FFO attributable to common shareholders	$44,829	$49,649	$32,658	$40,169	$34,085
FFO per diluted common share	$0.29	$0.32	$0.17	$0.24	$0.18
Core FFO per diluted common share	$0.34	$0.38	$0.25	$0.30	$0.26
Weighted average shares - diluted (FFO and Core FFO)	131,485	131,542	132,628	133,880	133,613

See footnotes on page 58.

APPENDIX - FFO, CORE FFO AND FAD (NON-GAAP)	JUNE 30, 2021 (Unaudited)

in thousands, except per share data	Three Months Ended
	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020

FAD
Core FFO attributable to OP Units	$49,629	$54,909	$36,634	$45,060	$38,269
Recurring capital expenditures and second-generation tenant improvements and leasing commissions (4)	(12,226)	(10,431)	(15,284)	(11,395)	(12,889)
Straight-line and other rent adjustments (5)	(4,088)	(4,765)	15,433	(4,935)	(1,418)
Third-party lease liability assumption payments	(703)	(678)	(836)	(784)	(780)
Share-based compensation expense	9,045	8,070	6,496	7,642	11,757
Amortization of debt issuance costs	1,096	1,105	1,059	829	673
Unconsolidated real estate ventures allocated share of above adjustments	(1,333)	(1,326)	1,265	(1,687)	(695)
Non-real estate depreciation and amortization	727	750	829	1,002	1,215
FAD available to OP Units (A)	$42,147	$47,634	$45,596	$35,732	$36,132
Distributions to common shareholders and unitholders (B)	$33,511	$35,435	$33,362	$33,743	$33,970
FAD Payout Ratio (B÷A) (6)	79.5%	74.4%	73.2%	94.4%	94.0%

Capital Expenditures
Maintenance and recurring capital expenditures	$4,376	$3,926	$6,325	$3,096	$6,541
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	324	47	186	327	360
Second-generation tenant improvements and leasing commissions	7,454	6,064	8,773	6,779	5,613
Share of second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	72	394	—	1,193	375
Recurring capital expenditures and second-generation tenant improvements and leasing commissions	12,226	10,431	15,284	11,395	12,889
Non-recurring capital expenditures	4,352	2,836	6,380	4,840	6,240
Share of non-recurring capital expenditures from unconsolidated real estate ventures	56	51	160	54	238
First-generation tenant improvements and leasing commissions	1,703	835	8,910	4,033	11,853
Share of first-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	199	1,192	747	674	217
Non-recurring capital expenditures	6,310	4,914	16,197	9,601	18,548
Total JBG SMITH Share of Capital Expenditures	$18,536	$15,345	$31,481	$20,996	$31,437

(1)	During Q4 2020, we determined that a commercial asset was impaired due to a decline in the fair value of the asset and recorded an impairment loss of $10.2 million, of which $7.8 million related to real estate. The remaining $2.4 million of the impairment loss was attributable to the right-of-use asset associated with the property’s ground lease.
(2)	During Q2 2020, we determined that our investment in the venture that owned The Marriott Wardman Park hotel was impaired due to a decline in the fair value of the underlying asset and we recorded an impairment loss of $6.5 million, which reduced the net book value of our investment to zero, and we suspended equity loss recognition for the venture after Q2 2020. In Q3 2020, we transferred our interest in this venture to our former venture partner.
(3)	See page 55 for the components of Transaction and Other Costs. For Q1 2021, excludes $1.1 million of transaction costs attributable to noncontrolling interests.
(4)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(5)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(6)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

APPENDIX - NOI RECONCILIATIONS (NON-GAAP)	JUNE 30, 2021 (Unaudited)

Appendix – NOI Reconciliations

in thousands	Three Months Ended
	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Net income (loss) attributable to common shareholders	$(2,973)	$(20,731)	$(45,655)	$(22,793)	$(36,780)
Add:
Depreciation and amortization expense	56,678	64,726	64,170	56,481	52,616
General and administrative expense:
Corporate and other	13,895	12,475	9,156	11,086	13,216
Third-party real estate services	25,557	28,936	28,569	28,207	29,239
Share-based compensation related to Formation Transaction and special equity awards	4,441	4,945	6,246	7,133	8,858
Transaction and Other Costs	2,270	3,690	1,144	845	1,372
Interest expense	16,773	16,296	17,661	16,885	15,770
Loss on extinguishment of debt	—	—	29	—	—
Impairment loss	—	—	10,232	—	—
Income tax expense (benefit)	(5)	4,315	(544)	(488)	(888)
Net income (loss) attributable to redeemable noncontrolling interests	(345)	(2,230)	(4,513)	(2,212)	(3,483)
Net loss attributable to noncontrolling interests	—	(1,108)	—	—	—
Less:
Third-party real estate services, including reimbursements revenue	26,745	38,107	30,069	26,987	27,167
Other income	1,904	2,186	9,934	2,292	1,516
Income (loss) from unconsolidated real estate ventures, net	3,953	(943)	(3,194)	(965)	(13,485)
Interest and other income (loss), net	(38)	9	(1,646)	—	114
Gain on sale of real estate	11,290	—	—	—	—

Consolidated NOI	72,437	71,955	51,332	66,830	64,608
NOI attributable to unconsolidated real estate ventures at our share	8,109	7,512	7,521	7,130	7,495
Non-cash rent adjustments (1)	(4,088)	(4,765)	15,433	(4,934)	(1,419)
Other adjustments (2)	5,191	4,738	(3,284)	2,881	3,516
Total adjustments	9,212	7,485	19,670	5,077	9,592
NOI	$81,649	$79,440	$71,002	$71,907	$74,200
Less: out-of-service NOI loss (3)	(1,329)	(1,361)	(801)	(442)	(1,475)
Operating portfolio NOI	$82,978	$80,801	$71,803	$72,349	$75,675

Note: NOI, Non-Same Store NOI and Same Store NOI are presented as originally reported in the respective quarter.

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(3)	Includes the results of our Under-Construction assets and Near-Term and Future Development Pipelines.

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